Oppenheimer Capital Income Fund
6803 South Tucson Way, Englewood, Colorado 80112
1-800-525-7048

Statement of Additional Information dated December 28, 2001

         This Statement of Additional  Information is not a Prospectus.  This document contains  additional  information about the Fund and supplements  information in the Prospectus  dated December 28, 2001. It should be read together with the  Prospectus,  which may be obtained by writing to the Fund's Transfer Agent,  OppenheimerFunds  Services, at P.O. Box 5270, Denver,  Colorado 80217, or by calling the  Transfer  Agent at the  toll-free  number  shown  above,  or by  downloading  it from the  OppenheimerFunds  Internet  web site at
www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund
Additional Information About the Fund's Investment Policies and Risks...................................
     The Fund's Investment Policies.....................................................................
     Other Investment Techniques and Strategies.........................................................
     Investment Restrictions............................................................................
How the Fund is Managed ................................................................................
     Organization and History...........................................................................
     Trustees and Officers..............................................................................
     The Manager........................................................................................
Brokerage Policies of the Fund..........................................................................
Distribution and Service Plans..........................................................................
Performance of the Fund.................................................................................

About Your Account
How To Buy Shares.......................................................................................
How To Sell Shares......................................................................................
How To Exchange Shares..................................................................................
Dividends, Capital Gains and Taxes......................................................................
Additional Information About the Fund...................................................................

Financial Information About the Fund
Independent Auditors' Report............................................................................
Financial Statements....................................................................................

ABOUT THE FUND

Additional Information About the Fund's Investment Policies and Risks

The investment  objectives,  the principal  investment  policies and the main risks of the Fund are described in the  Prospectus.  This
Statement of Additional  Information contains supplemental  information about those policies and risks and the types of securities that the Fund's  investment  Manager,  OppenheimerFunds,  Inc., can select for the Fund.  Additional  information is also provided about the strategies that the Fund can use to try to achieve its objective.

The Fund's Investment  Policies.  The composition of the Fund's portfolio and the techniques and strategies that the Fund's Manager may use in selecting  portfolio  securities  will vary over time.  The Fund is not  required to use any of the  investment  techniques  and strategies  described below at all times in seeking its goals. It can use some of the special  investment  techniques and strategies at some times or not at all.

         |X|  Investments in Equity  Securities.  In selecting  equity  investments  for the Fund's  portfolio,  the portfolio  manager currently uses a value investing  style. In using a value approach,  the manager looks for stock and other securities that appear to be temporarily  undervalued,  by  various  measures,  such as  price/earnings  ratios.  This  approach  is  subject  to change and may not necessarily  be used in all cases.  Value  investing  seeks stocks having prices that are low in relation to their real worth or future prospects,  in the hope that the Fund  will  realize  appreciation  in the value of its  holdings  when  other  investors  realize  the intrinsic value of the stock.

         Using value  investing  requires  research as to the  issuer's  underlying  financial  condition  and  prospects.  Some of the measures used to identify these securities include, among others:
         o    Price/Earnings  ratio,  which is the stock's  price  divided by its earnings per share.  A stock having a  price/earnings ratio  lower  than its  historical  range,  or lower  than the  market as a whole or that of  similar  companies  may offer  attractive investment opportunities.
         o    Price/book  value  ratio,  which is the stock price  divided by the book value of the company per share.  It measures the company's stock price in relation to its asset value.
         o    Dividend Yield, which is measured by dividing the annual dividend by the stock price per share.
         o    Valuation of Assets,  which compares the stock price to the value of the company's  underlying  assets,  including  their projected value in the marketplace and liquidation value.

         While the Fund currently focuses on securities of issuers having large  capitalizations,  it does not limit its investments in equity  securities to issuers having a market  capitalization  of a specified size or range,  and therefore can invest in securities of small-,  mid- and  large-capitalization  issuers.  At times,  the Fund can focus its equity  investments  in  securities of one or more capitalization ranges, based upon the Manager's judgment of where the best market opportunities are to seek the Fund's objective.

         At times,  the market may favor or disfavor  securities of issuers of a particular  capitalization  range,  and  securities of small capitalization issuers may be subject to greater price volatility in general than securities of larger companies.  Therefore,  if the Fund has substantial  investments in smaller  capitalization  companies at times of market  volatility,  the Fund's share price may fluctuate more than that of funds focusing on larger capitalization issuers.

              |_| Rights and Warrants.  Warrants are options to purchase  stock at set prices.  They are generally  valid for a limited period of time.  Their  prices do not  necessarily  move  parallel to the prices of the  underlying  securities.  Rights are similar to warrants and generally have a short duration. They are distributed directly by the issuer to its shareholders.

         As a  non-fundamental  policy,  the Fund cannot  invest more than 5% of its total  assets in warrants or rights,  and not more than 2% of its total assets may be invested in warrants  and rights that are not listed on The New York Stock  Exchange or The American
Stock  Exchange.  That limitation  does not apply to warrants and rights the Fund acquires  attached to other  securities or as part of investments  in units of  securities  that are issued with other  securities.  Rights and warrants  have no voting  rights,  receive no dividends and have no rights with respect to the assets of the issuer.

              |_| Preferred  Stock.  Preferred stock,  unlike common stock,  has a stated dividend rate payable from the  corporation's earnings.  Preferred  stock  dividends may be cumulative  or  non-cumulative,  participating,  or auction rate.  "Cumulative"  dividend provisions  require all or a portion of prior unpaid  dividends to be paid before  dividends can be paid to the issuer's  common stock.
"Participating" preferred stock may be entitled to a dividend exceeding the stated dividend in certain cases.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of preferred stocks to decline.  Preferred  stock may have  mandatory  sinking fund  provisions,  as well as provisions  allowing the stock to be called or redeemed prior to its maturity,  which can have a negative  impact on the stock's price when interest rates  decline.  Preferred  stock generally  has a  preference  over common  stock on the  distribution  of a  corporation's  assets in the event of  liquidation  of the corporation.  The rights of preferred  stock on  distribution  of a  corporation's  assets in the event of a liquidation  are generally subordinate to the rights associated with a corporation's debt securities.

              |_| Convertible  Securities.  Convertible  securities are debt securities  that are  convertible  into an issuer's common stock.  Convertible  securities rank senior to common stock in a corporation's capital structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         The value of a convertible  security is a function of its  "investment  value" and its  "conversion  value." If the investment value exceeds the conversion  value, the security will behave more like a debt security,  and the security's price will likely increase when interest  rates fall and decrease when interest rates rise. If the conversion  value exceeds the  investment  value,  the security will behave more like an equity  security.  In that case,  it will likely sell at a premium over its  conversion  value,  and its price will tend to fluctuate directly with the price of the underlying security.

         While some convertible  securities are a form of debt security,  in many cases their conversion  feature (allowing  conversion into equity  securities)  caused them to be regarded by the Manager more as "equity  equivalents." As a result,  the rating assigned to the security has less impact on the Manager's investment decision than in the case of non-convertible debt fixed-income securities.

         To determine whether  convertible  securities  should be regarded as "equity  equivalents," the Manager examines the following factors:
o        whether,  at the option of the  investor,  the  convertible  security can be exchanged  for a fixed number of shares of common stock of the issuer,
o        whether the issuer of the  convertible  securities  has restated  its  earnings  per share of common stock on a fully  diluted basis (considering the effect of conversion of the convertible securities), and
o        the extent to which the convertible security may be a defensive "equity  substitute,"  providing the ability to participate in any appreciation in the price of the issuer's common stock.

         |X|  Investments in Bonds and Other Debt  Securities.  The Fund can invest in bonds,  debentures and other debt  securities to seek current income as part of its investment objective.

         The Fund's debt  investments  can include  investment-grade  and  non-investment-grade  bonds  (commonly  referred to as "junk bonds").  Investment-grade  bonds are bonds rated at least "Baa" by Moody's  Investors  Service,  Inc., or at least "BBB" by Standard &
Poor's Corporation or Fitch, Inc., or that have comparable ratings by another nationally-recognized rating organization.

         In making  investments in debt securities,  the Manager can rely to some extent on the ratings of ratings  organizations or it can use its own research to evaluate a security's  credit-worthiness.  If the  securities  the Fund buys are unrated,  to be considered part of the Fund's holdings of  investment-grade  securities,  they must be judged by the Manager to be of comparable  quality to bonds rated as investment grade by a rating organization.

              |_| Interest Rate Risk.  Interest rate risk refers to the  fluctuations  in value of debt  securities  resulting from the inverse  relationship  between price and yield. For example, an increase in general interest rates will tend to reduce the market value of  already-issued  debt  securities,  and a decline in general  interest  rates will tend to increase their value.  In addition,  debt securities with longer  maturities,  which tend to have higher yields,  are subject to potentially  greater  fluctuations in value from changes in interest rates than obligations with shorter maturities.

         Fluctuations  in the market value of debt  securities  after the Fund buys them will not affect the interest income payable on those securities  (unless the coupon rate is a floating rate pegged to an index or other measure) . However,  those price  fluctuations will be  reflected  in the  valuations  of the  securities,  and  therefore  the  Fund's net asset  values  will be  affected  by those fluctuations.

         |X| U.S.  Government  Securities.  The Fund can buy securities issued or guaranteed by the U.S. government or its agencies and instrumentalities.  Securities  issued by the U.S.  Treasury  are backed by the full faith and  credit of the U.S.  government  and are subject  to very  little  credit  risk.  Obligations  of U.S.  government  agencies  or  instrumentalities  (including  mortgage-backed securities)  may or may not be  guaranteed  or  supported by the "full faith and credit" of the United  States.  Some are backed by the right of the issuer to borrow from the U.S.  Treasury;  others,  by  discretionary  authority  of the U.S.  government  to purchase the agencies'  obligations;  while others are supported only by the credit of the instrumentality.  If a security is not backed by the full faith and credit of the United  States,  the owner of the security  must look  principally  to the agency  issuing the  obligation  for repayment and might not be able to assert a claim against the United  States in the event that the agency or  instrumentality  does not meet its commitment.

              |_| U.S.  Treasury  Obligations.  These  include  Treasury  bills  (having  maturities  of one year or less when issued),
Treasury notes (having maturities of from one to ten years),  and Treasury bonds (having  maturities of more than ten years).  Treasury securities  are  backed by the full  faith and  credit of the  United  States as to timely  payments  of  interest  and  repayments  of principal.  Other U.S.  Treasury  securities the Fund can buy include U. S. Treasury  securities that have been "stripped" by a Federal
Reserve Bank, zero-coupon U.S. Treasury securities described below, and Treasury Inflation-Protection Securities ("TIPS").

              |_| Treasury  Inflation-Protection  Securities. The Fund can buy these U.S. Treasury securities,  called "TIPS," that are designed to provide an investment  vehicle that is not vulnerable to inflation.  The interest rate paid by TIPS is fixed. The principal value rises or falls  semi-annually  based on changes in the published  Consumer Price Index.  If inflation  occurs,  the principal and interest  payments on TIPS are adjusted to protect investors from  inflationary  loss. If deflation occurs,  the principal and interest payments will be adjusted downward, although the principal will not fall below its face amount at maturity.

              |_| Obligations Issued or Guaranteed by U.S. Government Agencies or  Instrumentalities.  These include direct obligations and mortgage  related  securities  that have  different  levels of credit support from the  government.  Some are supported by the full faith and credit of the U.S. government,  such as Government National Mortgage Association  pass-through  mortgage certificates (called
"Ginnie Maes").  Some are supported by the right of the issuer to borrow from the U.S.  Treasury under certain  circumstances,  such as
Federal National Mortgage  Association  bonds ("Fannie Maes").  Others are supported only by the credit of the entity that issued them, such as Federal Home Loan Mortgage Corporation obligations ("Freddie Macs").

              |_| Special  Risks of  Lower-Grade  Securities.  The Fund can invest up to 25% of its total assets in "lower  grade" debt securities.  "Lower-grade"  debt securities are those rated below  "investment  grade," which means they have a rating lower than "Baa"
by Moody's or lower than "BBB" by Standard & Poor's or Fitch,  Inc.,  or similar  ratings by other  rating  organizations.  If they are unrated,  and are determined by the Manager to be of comparable  quality to debt  securities  rated below  investment  grade,  they are included in the limitation on the percentage of the Fund's assets that can be invested in lower-grade  securities.  The Fund can invest in  securities  rated as low as "C" or "D" or which may be in default at the time the Fund buys them.  The Fund may invest no more than
10% of its total assets in lower-grade debt securities that are not convertible

         Some of the special credit risks of lower-grade  securities are discussed in the Prospectus.  There is a greater risk that the issuer may default on its  obligation  to pay interest or to repay  principal  than in the case of  investment  grade  securities.  The issuer's low  creditworthiness  may increase the  potential  for its  insolvency.  An overall  decline in values in the high yield bond market is also more  likely  during a period of a general  economic  downturn.  An economic  downturn or an increase in interest  rates could severely disrupt the market for high yield bonds,  adversely  affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay  principal.  In the case of foreign high yield bonds,  these risks are in addition to the special risk of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         However,  the Fund's  limitations  on buying these  investments  may reduce the effect of those risks to the Fund, as will the
Fund's policy of diversifying its investments.  Additionally,  to the extent they can be converted into stock,  convertible  securities may be less subject to some of these risks than  non-convertible  high yield bonds, since stock may be more liquid and less affected by some of these risk factors.

         While  securities  rated  "Baa" by  Moody's or "BBB" by  Standard & Poor's or Fitch,  Inc.  are  investment  grade and are not regarded as junk bonds,  those securities may be subject to special risks, and have some  speculative  characteristics.  Definitions of the debt  security  ratings  categories  of Moody's,  S&P and Fitch,  Inc. are included in Appendix A to this  Statement of  Additional
Information.

         |_| Zero Coupon  Securities.  The Fund can buy  zero-coupon  and  delayed  interest  securities,  and  "stripped"  securities.
Stripped  securities are debt securities whose interest  coupons are separated from the security and sold separately.  The Fund can buy the following  types of  zero-coupon  or stripped  securities,  among other:  U.S.  Treasury  notes or bonds that have been stripped of their interest  coupons,  U.S.  Treasury bills issued without interest  coupons,  and certificates  representing  interests in stripped securities.

         Zero-coupon  securities do not make  periodic  interest  payments and are sold at a deep  discount from their face value.  The buyer  recognizes  a rate of return  determined  by the  gradual  appreciation  of the  security,  which is redeemed at face value on a specified  maturity date.  This discount  depends on the time remaining  until  maturity,  as well as prevailing  interest  rates,  the liquidity  of the  security  and the credit  quality of the  issuer.  In the absence of threats to the  issuer's  credit  quality,  the discount  typically  decreases  as the  maturity  date  approaches.  Some  zero-coupon  securities  are  convertible,  in that they are zero-coupon securities until a predetermined date, at which time they convert to a security with a specified coupon rate.

         Because  zero-coupon  securities pay no interest and compound  semi-annually  at the rate fixed at the time of their issuance, their prices are generally  more volatile than the prices of other debt  securities.  Their value may fall more  dramatically  than the value of  interest-bearing  securities when interest rates rise. When prevailing  interest rates fall,  zero-coupon  securities tend to rise more rapidly in value because they have a fixed rate of return.

         The  Fund's  investment  in  zero-coupon  securities  may  cause  the  Fund to  recognize  income  and make  distributions  to shareholders  before it receives any cash  payments on the  zero-coupon  investment.  To generate  cash to satisfy  those  distribution requirements,  the Fund may have to sell portfolio  securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

         |X| Real Estate  Investment  Trusts  (REITs).  The Fund can invest in real estate  investment  trusts,  as well as real estate development companies and operating companies.  It can also buy shares of companies engaged in other real estate businesses.  REITs are trusts that sell shares to investors and use the proceeds to invest in real estate. A REIT may focus on a particular  project,  such as a shopping center or apartment complex, or may buy many properties or properties located in a particular geographic region.

         |X| Foreign  Securities.  The Fund can  purchase  equity and debt  securities  issued or  guaranteed  by foreign  companies or foreign  governments or their agencies.  "Foreign  securities" include equity and debt securities of companies organized under the laws of  countries  other than the United  States and debt  securities  of  foreign  governments.  They may be traded on foreign  securities exchanges  or  in  the  foreign  over-the-counter  markets.  The  debt  obligations  of a  foreign  government  and  its  agencies  and instrumentalities may or may not be supported by the full faith and credit of the foreign government.

         Securities of foreign issuers that are  represented by American  Depository  Receipts or that are listed on a U.S.  securities exchange  or traded in the U.S.  over-the-counter  markets  are not  considered  "foreign  securities"  for the  purpose  of the Fund's investment  allocations.  That is because they are not subject to many of the special  considerations and risks,  discussed below, that apply to foreign securities traded and held abroad.

         Investing in foreign  securities  offers  potential  benefits not available  from  investing  solely in securities of domestic issuers.  They include the  opportunity to invest in foreign  issuers that appear to offer growth  potential,  or in foreign  countries with economic  policies or business  cycles  different from those of the U.S., or to reduce  fluctuations  in portfolio value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S.  markets.  The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

              |_| Risks of Foreign Investing.  Investments in foreign securities may offer special opportunities for investing but also present special  additional risks and considerations not typically  associated with investments in domestic  securities.  Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation in value of foreign  investments due to changes in currency rates or currency  control  regulations  (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o        possibilities  in some  countries of  expropriation,  confiscatory  taxation,  political,  financial or social  instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S.  government  policies have discouraged  certain  investments abroad by U.S.  investors,  through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

              |_| Risks of  Conversion to Euro. On January 1, 1999,  eleven  countries in the European  Union adopted the euro as their official currency.  However,  their current currencies (for example, the franc, the mark, and the lira) will also continue in use until
January 1, 2002. After that date, it is expected that only the euro will be used in those  countries.  A common currency is expected to confer some benefits in those  markets,  by  consolidating  the government  debt market for those  countries and reducing some currency risks and costs.  But the  conversion to the new currency will affect the Fund  operationally  and also has  potential  risks,  some of which are listed below. Among other things, the conversion will affect:
o        issuers in which the Fund invests,  because of changes in the competitive  environment from a consolidated currency market and greater operational costs from converting to the new currency. This might depress securities values.
o        vendors the Fund depends on to carry out its business,  such as its  custodian  bank (which holds the foreign  securities  the
              Fund buys),  the Manager  (which must price the Fund's  investments to deal with the conversion to the euro) and brokers, foreign  markets  and  securities  depositories.  If they are not  prepared,  there  could be delays in  settlements  and additional costs to the Fund.
o        exchange  contracts  and  derivatives  that are  outstanding  during the  transition  to the euro.  The lack of currency  rate calculations  between the affected  currencies and the need to update the Fund's  contracts could pose extra costs to the
              Fund.

         The Manager has  upgraded  (at its expense) its  computer  and  bookkeeping  systems to deal with the  conversion.  The Fund's custodian  bank has advised  the  Manager of its plans to deal with the  conversion,  including  how it will update its record  keeping systems and handle the  redenomination of outstanding  foreign debt. The Fund's portfolio managers will also monitor the effects of the conversion  on the  issuers in which the Fund  invests.  The  possible  effect of these  factors on the  Fund's  investments  cannot be determined  with  certainty at this time,  but they may reduce the value of some of the Fund's  holdings  and increase its  operational costs.

         |X| Portfolio Turnover.  "Portfolio  turnover" describes the rate at which the Fund traded its portfolio securities during its last fiscal year.  For example,  if a fund sold all of its  securities  during the year,  its  portfolio  turnover rate would have been
100%. The Fund's portfolio  turnover rate will fluctuate from year to year. The Fund does not expect to have a portfolio  turnover rate of 100% or more.  Increased  portfolio  turnover  creates higher  brokerage and  transaction  costs for the Fund,  which may reduce its overall  performance.  Additionally,  the realization of capital gains from selling portfolio securities may result in distributions of taxable long-term capital gains to shareholders,  since the Fund will normally  distribute all of its capital gains realized each year, to avoid excise taxes under the Internal  Revenue Code. The Financial  Highlights  table at the end of the Prospectus  shows the Fund's portfolio turnover rates during prior fiscal years.

Other  Investment  Techniques and Strategies.  In seeking its objective,  the Fund can from time to time employ the types of investment strategies and investments  described  below.  It is not required to use all of these  strategies at all times and at times may not use them.

         |X| Investing in Small,  Unseasoned Companies.  The Fund can invest in securities of small,  unseasoned  companies.  These are companies  that have been in operation for less than three years,  including the  operations of any  predecessors.  Securities of these companies may be subject to volatility in their prices.  They may have a limited trading market,  which may adversely affect the Fund's ability to dispose of them and can  reduce  the price the Fund might be able to obtain for them.  Other  investors  that own a security issued by a small,  unseasoned  issuer for which there is limited  liquidity  might trade the security  when the Fund is  attempting to dispose of its holdings of that  security.  In that case the Fund might receive a lower price for its holdings than might  otherwise be obtained.

         |X|  "When-Issued" and  "Delayed-Delivery"  Transactions.  The Fund can invest in securities on a "when-issued"  basis and can purchase or sell securities on a  "delayed-delivery"  basis.  When-issued and delayed-delivery are terms that refer to securities whose terms and indenture  have been created,  but the  securities  are not available for immediate  delivery even though the market for them exists.

         When such  transactions  are  negotiated,  the price  (which is  generally  expressed in yield terms) is fixed at the time the commitment  is made.  Delivery  and payment for the  securities  take place at a later date  (generally  within 45 days of the date the offer is accepted).  The securities are subject to change in value from market  fluctuations  during the period until  settlement.  The value at delivery may be less than the purchase price.  For example,  changes in interest rates in a direction other than that expected by the Manager before  settlement will affect the value of such securities and may cause a loss to the Fund.  During the period between purchase and settlement,  no payment is made by the Fund to the issuer,  and no interest  accrues to the Fund from the investment until it receives the security at settlement.

         The Fund can engage in when-issued  transactions to secure what the Manager  considers to be an  advantageous  price and yield at the time the Fund enters into the obligation.  When the Fund enters into a when-issued or  delayed-delivery  transaction,  it relies on the other  party to  complete  the  transaction.  Its  failure  to do so may cause the Fund to lose the  opportunity  to obtain  the security at a price and yield the Manager considers to be advantageous.

         When the Fund engages in when-issued  and  delayed-delivery  transactions,  it does so for the purpose of acquiring or selling securities  consistent with its investment  objective and policies or for delivery  pursuant to options  contracts it has entered into, and not for the  purpose  of  investment  leverage.  Although  the Fund  will  enter  into  delayed-delivery  or  when-issued  purchase transactions to acquire  securities,  it can dispose of a commitment  prior to settlement.  If the Fund chooses to dispose of the right to  acquire a  when-issued  security  prior to its  acquisition  or to dispose of its right to  delivery  or receive  against a forward commitment, it may incur a gain or loss.

         At the time the Fund makes the  commitment  to purchase or sell a security on a  when-issued  or  delayed-delivery  basis,  it records the  transaction on its books and reflects the value of the security  purchased in determining the Fund's net asset value. In a sale  transaction,  it records the proceeds to be received.  The Fund will  identify on its books liquid assets at least equal in value to the value of the Fund's purchase commitments until the Fund pays for the investment.

         When issued and  delayed-delivery  transactions can be used by the Fund as a defensive  technique to hedge against anticipated changes in interest  rates and prices.  For  instance,  in periods of rising  interest  rates and falling  prices,  the Fund might sell securities in its portfolio on a forward  commitment basis to attempt to limit its exposure to anticipated  falling prices.  In periods of falling interest rates and rising prices,  the Fund might sell portfolio  securities and purchase the same or similar  securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

         |X| Repurchase  Agreements.  The Fund can acquire  securities subject to repurchase  agreements.  It might do so for liquidity purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds  from sales of Fund shares,  or pending the settlement of portfolio securities transactions.

         In a  repurchase  transaction,  the Fund buys a  security  from,  and  simultaneously  resells it to, an  approved  vendor for delivery on an  agreed-upon  future  date.  The resale  price  exceeds the  purchase  price by an amount that  reflects an  agreed-upon interest rate effective for the period during which the repurchase  agreement is in effect.  Approved  vendors include U.S.  commercial banks, U.S. branches of foreign banks, or broker-dealers  that have been designated as primary dealers in government  securities.  They must meet credit requirements set by the Fund's Board of Trustees from time to time.

         The majority of these  transactions  run from day to day, and delivery  pursuant to the resale  typically occurs within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond  seven days are subject to the Fund's  limits on holding illiquid  investments.  The Fund will not enter into a repurchase  agreement  that causes more than 10% of its net assets to be subject to  repurchase  agreements  having a maturity  beyond seven days.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase  agreements,  considered "loans" under the Investment  Company Act, are collateralized by the underlying  security.
The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in effect,  the value of the collateral must equal or exceed the repurchase price to fully  collateralize  the repayment  obligation.  However,  if the vendor fails to pay the resale price on the delivery date,  the Fund may incur costs in disposing of the  collateral and may experience  losses if there is any delay in its ability to do so. The Manager will monitor the vendor's  creditworthiness  to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

         |X| Illiquid and Restricted  Securities.  Under the policies and procedures  established by the Fund's Board of Trustees,  the
Manager determines the liquidity of certain of the Fund's illiquid or restricted  investments.  To enable the Fund to sell its holdings of a  restricted  security  not  registered  under  the  Securities  Act of 1933,  the Fund may have to cause  those  securities  to be registered.  The expenses of registering  restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the  securities.  When the Fund must arrange  registration  because the Fund wishes to sell the  security,  a  considerable  period may elapse  between the time the decision is made to sell the security and the time the security is  registered so that the Fund could sell
it. The Fund would bear the risks of any downward price fluctuation during that period.

         The Fund can acquire  restricted  securities  through private  placements.  Those securities have contractual  restrictions on their public  resale.  Those  restrictions  might limit the Fund's  ability to dispose of the securities and might lower the amount the
Fund could realize upon the sale.

         The Fund has  limitations  that apply to purchases of restricted  securities,  as stated in the Prospectus.  Those  percentage restrictions do not limit purchases of restricted  securities that are eligible for sale to qualified  institutional  purchasers  under
Rule 144A of the  Securities Act of 1933, if those  securities  have been  determined to be liquid by the Manager under  Board-approved guidelines.  Those  guidelines  take into account the trading  activity for such securities and the  availability  of reliable  pricing information,  among other factors.  If there is a lack of trading  interest in a particular Rule 144A security,  the Fund's holdings of that security may be considered to be illiquid.

         Illiquid  securities include repurchase  agreements  maturing in more than seven days and participation  interests that do not have puts exercisable within seven days.

         |X| Loans of  Portfolio  Securities.  The Fund can lend its  portfolio  securities  to  certain  types of  eligible  borrowers approved by the Board of Trustees.  It might do so to try to provide  income or to raise cash for liquidity  purposes.  These loans are limited to not more than 10% of the value of the Fund's total assets.  There are some risks in connection with securities lending.  The
Fund might  experience a delay in receiving  additional  collateral to secure a loan, or a delay in recovery of the loaned  securities.
The Fund presently  does not intend to lend its  securities in the coming year,  but if it does, the value of the loaned  securities is not expected to exceed 5% of the value of the Fund's total assets.

         The Fund must receive collateral for a loan. Under current applicable  regulatory  requirements (which are subject to change), on each business day the loan  collateral must be at least equal to the value of the loaned  securities.  It must consist of cash, bank letters of credit,  securities of the U.S.  government or its agencies or  instrumentalities,  or other cash  equivalents  in which the
Fund is permitted to invest.  To be acceptable  as  collateral,  letters of credit must obligate a bank to pay amounts  demanded by the
Fund if the demand meets the terms of the letter.  The terms of the letter of credit and the issuing bank both must be  satisfactory to the Fund.

         When it lends  securities,  the Fund  receives  amounts  equal to the  dividends  or  interest on loaned  securities.  It also receives one or more of (a)  negotiated  loan fees, (b) interest on securities  used as collateral,  and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of interest may be shared with the borrower.  The Fund may also pay reasonable  finder's,  custodian  and  administrative  fees in  connection  with these  loans.  The terms of the Fund's loans must meet applicable  tests under the Internal  Revenue Code and must permit the Fund to reacquire  loaned  securities on five days' notice or in time to vote on any important matter.

         |X|  Derivatives.  The Fund can invest in a variety of derivative  investments  for income,  for capital  appreciation  or for hedging  purposes.  Some  derivative  investments  the Fund can use are the hedging  instruments  described  below in this Statement of
Additional Information.

         The Fund can invest in  "index-linked"  notes.  Principal and/or interest payments on these notes depend on the performance of an  underlying  index.  Currency-indexed  securities  are  another  derivative  the Fund can use.  Typically  these are  short-term  or intermediate-term  debt  securities.  Their  value at maturity  or the rates at which they pay income are  determined  by the change in value of the U.S.  dollar  against one or more foreign  currencies or an index.  In some cases,  these  securities may pay an amount at maturity based on a multiple of the amount of the relative  currency  movements.  This type of index security  offers the potential for increased  income or principal  payments but at a greater  risk of loss than a typical  debt  security of the same  maturity and credit quality.

         Other  derivative  investments the Fund can use include "debt  exchangeable  for common stock" of an issuer or  "equity-linked debt  securities"  of an issuer.  At maturity,  the debt  security is  exchanged  for common stock of the issuer or it is payable in an amount  based on the price of the  issuer's  common stock at the time of  maturity.  Both  alternatives  present a risk that the amount payable at maturity will be less than the principal  amount of the debt because the price of the issuer's  common stock might not be as high as the Manager expected.

         |X| Hedging.  The Fund can use hedging to attempt to protect against declines in the market value of the Fund's portfolio,  to permit the Fund to retain  unrealized  gains in the value of portfolio  securities  which have  appreciated,  or to facilitate  selling securities for investment reasons. To do so, the Fund could:
         o    sell futures contracts,
         o    buy puts on futures or on securities, or
         o    write  covered calls on securities  or futures.  Covered  calls can also be used to increase the Fund's  income,  but the
              Manager does not expect to engage extensively in that practice.

        The Fund might use hedging to establish a position in the securities market as a temporary substitute for purchasing  particular  securities.  In that case, the Fund would normally seek to purchase the securities and then terminate that hedging  position.  T he Fund might also use this type of hedge to attempt to protect against the possibility  that its portfolio securities would not be fully included in a rise in value of the market. To do so the Fund could:
         o    buy futures, or
         o    buy calls on such futures or on securities.

         The Fund is not obligated to use hedging  instruments,  even though it is permitted to use them in the  Manager's  discretion, as described below.  The Fund's strategy of hedging with futures and options on futures will be incidental to the Fund's  activities in the underlying cash market.  The particular  hedging  instruments the Fund can use are described below. The Fund can employ new hedging instruments and strategies when they are developed,  if those investment  methods are consistent with the Fund's  investment  objective and are permissible under applicable regulations governing the Fund.

              |_| Futures.  The Fund can buy and sell futures  contracts that relate to (1) debt  securities  (these are referred to as
"interest rate futures"),  (2) broadly-based  stock indices (these are referred to as "stock index futures") or other indices (referred to as "financial  futures"),  (3) foreign  currencies  (these are referred to as "forward  contracts"),  or (4) commodities  (these are referred to as "commodity futures").

              |_| Stock Index Futures,  Financial Futures and Interest Rate Futures.  A broadly-based  stock index is used as the basis for  trading  stock  index  futures.  They may in some  cases be based on  stocks  of  issuers  in a  particular  industry  or group of industries.  A stock index assigns  relative values to the common stocks included in the index and its value  fluctuates in response to the changes in value of the  underlying  stocks.  A stock index  cannot be purchased or sold  directly.  Financial  futures are similar contracts  based on the future value of the basket of  securities  that  comprise  the index.  These  contracts  obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction.  There is no delivery made of the underlying  securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

         An  interest  rate  future  obligates  the seller to deliver  (and the  purchaser  to take) cash or a  specified  type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position.

         No money is paid or received by the Fund on the purchase or sale of a future.  Upon entering into a futures  transaction,  the
Fund will be required to deposit an initial  margin  payment with the futures  commission  merchant  (the  "futures  broker").  Initial margin payments will be deposited with the Fund's custodian bank in an account  registered in the futures broker's name.  However,  the futures broker can gain access to that account only under specified  conditions.  As the future is marked to market (that is, its value on the Fund's books is changed) to reflect changes in its market value,  subsequent margin payments,  called variation margin,  will be paid to or by the futures broker daily.

         At any time prior to  expiration of the future,  the Fund can elect to close out its position by taking an opposite  position, at which time a final  determination  of variation  margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the  future  is then  realized  by the  Fund  for tax  purposes.  All  futures  transactions  are  effected  through  a clearinghouse associated with the exchange on which the contracts are traded.

              |_| Commodity  Futures.  The Fund can invest a portion of its assets in commodity  futures  contracts.  They may be based upon commodities in five main commodity groups: energy,  livestock,  agriculture,  industrial metals and precious metals, on individual commodities  within  these  groups,  or on other  commodities.  For  hedging  purposes,  the Fund  can buy and sell  commodity  futures contracts, options on commodity futures contracts, and options and futures on commodity indices.

         Under a commodity  futures  contract,  the buyer agrees to take delivery of a specified amount of a commodity at a future date at a price agreed upon when the contract is made.  In the United  States,  commodity  contracts  are traded on futures  exchanges.  The exchanges offer a central  marketplace for transactions,  a clearing  corporation to process trades,  standardization of contract sizes and expiration dates, and the liquidity of a secondary  market.  futures markets also regulate the terms and conditions of delivery and the maximum  permissible  price movement of a contract during a trading  session.  The exchanges have rules on position  limits.  Those rules  limit the amount of  futures  contracts  that any one party may hold in a  particular  commodity  at one time.  Those  rules are designed to prevent any one party from controlling a significant portion of the market.

         Despite the daily price limits imposed by the futures  exchanges,  historically  the short-term  price volatility of commodity futures  contracts  has been greater than that for stocks and bonds.  To the extent that the Fund invests in these  futures  contracts, its share price may be subject to greater volatility.

              |_| Put and Call  Options.  The Fund can buy and sell certain kinds of put options  ("puts") and call options  ("calls").
The Fund can buy and sell  exchange-traded  and  over-the-counter  put and call options,  including index options,  securities options, currency options, commodities options, and options on the other types of futures described above.

              |_| Writing Covered Call Options.  The Fund can write (that is, sell) covered calls. If the Fund sells a call option,  it must be covered.  That means the Fund must own the security  subject to the call while the call is  outstanding,  or, for certain types of calls,  the call may be covered by liquid assets  identifying  on the Fund's books to enable the Fund to satisfy its  obligations if the call is exercised. Up to 25% of the Fund's total assets can be subject to calls the Fund writes.

         When the Fund writes a call on a security,  it receives cash (a premium).  The Fund agrees to sell the underlying  security to a purchaser of a corresponding  call on the same security  during the call period at a fixed exercise price  regardless of market price changes  during the call period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the underlying  security.  The Fund has the risk of loss that the price of the underlying security may decline during the call period.  That risk may be offset to some extent by the premium the Fund receives.  If the value of the  investment  does not rise above the call price,  it is likely that the call will lapse without being  exercised.  In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index,  it receives cash (a premium).  If the buyer of the call  exercises it, the Fund will pay an amount of cash equal to the difference  between the closing price of the call and the exercise price,  multiplied by a specified multiple that determines the total value of the call for each point of difference.  If the value of the underlying  investment does not rise above the call price,  it is likely that the call will lapse  without being  exercised.  In that case the Fund would keep the cash premium.

         The Fund's  custodian  bank, or a securities  depository  acting for the custodian  bank, will act as the Fund's escrow agent, through the facilities of the Options Clearing  Corporation  ("OCC"),  as to the investments on which the Fund has written calls traded on exchanges or as to other  acceptable  escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the securities on the expiration of the option or when the Fund enters into a closing transaction.

         When the Fund writes an  over-the-counter  ("OTC") option,  it will enter into an arrangement  with a primary U.S.  government securities  dealer which will establish a formula price at which the Fund will have the absolute  right to repurchase  that OTC option.
The formula  price will  generally be based on a multiple of the premium  received for the option,  plus the amount by which the option is exercisable below the market price of the underlying  security (that is, the option is "in the money").  When the Fund writes an OTC option,  it will treat as illiquid (for purposes of its restriction on holding  illiquid  securities) the  mark-to-market  value of any
OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

         To terminate  its  obligation  on a call it has written,  the Fund can purchase a  corresponding  call in a "closing  purchase transaction."  The Fund will then  realize a profit or loss,  depending  upon  whether the net of the amount of the option  transaction costs and the premium  received on the call the Fund wrote is more or less than the price of the call the Fund  purchases  to close out the transaction.  The Fund may realize a profit if the call expires  unexercised,  because the Fund will retain the underlying security and the premium it received when it wrote the call.  Any such profits are  considered  short-term  capital gains for federal income tax purposes,  as are the premiums on lapsed calls.  When distributed by the Fund they are taxable as ordinary  income.  If the Fund cannot effect a  closing  purchase  transaction  due to the lack of a  market,  it will have to hold the  callable  securities  until the call expires or is exercised.

         The Fund can also write calls on a futures contract without owning the futures  contract or securities  deliverable  under the contract.  To do so, at the time the call is  written,  the Fund must cover the call by  identifying  an  equivalent  dollar  amount of liquid assets on the Fund's books. The Fund will identify  additional  liquid assets on its books if the value of the identified assets drops below 100% of the current value of the future.  Because of this segregation  requirement,  in no  circumstances  would the Fund's receipt of an exercise  notice as to that  future  require the Fund to deliver a futures  contract.  It would  simply put the Fund in a short futures position, which is permitted by the Fund's hedging policies.

              |_| Writing Put Options.  The Fund can sell put options.  A put option on  securities  gives the  purchaser  the right to sell,  and the writer the obligation to buy, the  underlying  investment at the exercise price during the option period.  The Fund will not write puts if, as a result, more than 25% of the Fund's net assets would be required to be segregated to cover such put options.

         If the Fund  writes a put,  the put must be covered by liquid  assets  identified  on the Fund's  books.  The premium the Fund receives  from writing a put  represents a profit,  as long as the price of the  underlying  investment  remains  equal to or above the exercise  price of the put.  However,  the Fund also assumes the obligation  during the option period to buy the underlying  investment from the buyer of the put at the exercise  price,  even if the value of the  investment  falls below the exercise  price.  If a put the
Fund has written expires  unexercised,  the Fund realizes a gain in the amount of the premium less the transaction  costs incurred.  If the put is exercised,  the Fund must fulfill its obligation to purchase the  underlying  investment at the exercise  price.  That price will  usually  exceed  the  market  value of the  investment  at that  time.  In that  case,  the Fund may incur a loss if it sells the underlying  investment.  That loss will be equal to the sum of the sale price of the  underlying  investment  and the premium  received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security,  to secure its  obligation to pay for the  underlying  security the Fund will deposit in escrow liquid  assets with a value equal to or greater than the exercise  price of the  underlying  securities.  The Fund  therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

         As long as the Fund's  obligation  as the put writer  continues,  it may be assigned an exercise  notice by the  broker-dealer through  which the put was sold.  That notice will require the Fund to take  delivery of the  underlying  security and pay the exercise price. The Fund has no control over when it may be required to purchase the underlying  security,  since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That  obligation  terminates upon expiration of the put. It may also  terminate  if,  before it receives  an  exercise  notice,  the Fund  effects a closing  purchase  transaction  by purchasing  a put of the same  series as it sold.  Once the Fund has been  assigned  an  exercise  notice,  it cannot  effect a closing purchase transaction.

         The Fund can decide to effect a closing  purchase  transaction to realize a profit on an outstanding put option it has written or to prevent the  underlying  security from being put.  Effecting a closing  purchase  transaction  will also permit the Fund to write another put option on the  security,  or to sell the security and use the proceeds from the sale for other  investments.  The Fund will realize a profit or loss from a closing  purchase  transaction  depending on whether the cost of the  transaction  is less or more than the premium  received from writing the put option.  Any profits from writing puts are considered  short-term  capital gains for federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

              |_| Purchasing  Calls and Puts. The Fund can purchase calls to protect against the possibility  that the Fund's portfolio will not  participate in an  anticipated  rise in the securities  market.  When the Fund buys a call (other than in a closing  purchase transaction),  it pays a premium.  The Fund then has the right to buy the underlying  investment from a seller of a corresponding  call on the same  investment  during the call period at a fixed exercise  price.  The Fund benefits only if it sells the call at a profit or if,  during the call period,  the market price of the  underlying  investment  is above the sum of the call price plus the  transaction costs and the premium  paid for the call and the Fund  exercises  the call.  If the Fund does not exercise the call or sell it (whether or not at a profit),  the call will become  worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

         The Fund can buy puts whether or not it holds the underlying  investment in its  portfolio.  When the Fund purchases a put, it pays a  premium  and,  except  as to puts on  indices,  has the  right  to sell the  underlying  investment  to a seller  of a put on a corresponding  investment during the put period at a fixed exercise price.  Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect  itself  during the put period  against a decline in the value of the  underlying  investment  below the exercise price by selling the underlying  investment at the exercise price to a seller of a  corresponding  put. If the market price of the underlying  investment is equal to or above the exercise price and, as a result,  the put is not exercised or resold,  the put will become  worthless at its  expiration  date. In that case the Fund will have paid the premium but lost the right to sell the  underlying investment. However, the Fund can sell the put prior to its expiration. That sale may or may not be at a profit.

         When the Fund  purchases  a call or put on an index or future,  it pays a premium,  but  settlement  is in cash rather than by delivery  of the  underlying  investment  to the Fund.  Gain or loss  depends on changes  in the index in  question  (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts.

         The Fund can buy a call or put only if,  after the  purchase,  the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

              |_| Buying and Selling  Options on Foreign  Currencies.  The Fund can buy and sell calls and puts on foreign  currencies.
They include puts and calls that trade on a securities  or  commodities  exchange or in the  over-the-counter  markets or are quoted by major  recognized  dealers in such options.  The Fund could use these calls and puts to try to protect  against  declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the  Manager  anticipates  a rise in the  dollar  value of a  foreign  currency  in which  securities  to be  acquired  are denominated,  the  increased  cost of those  securities  may be partially  offset by  purchasing  calls or writing puts on that foreign currency.  If the  Manager  anticipates  a decline in the  dollar  value of a foreign  currency,  the  decline  in the dollar  value of portfolio  securities  denominated  in that currency  might be partially  offset by writing  calls or  purchasing  puts on that foreign currency.  However, the currency rates could fluctuate in a direction adverse to the Fund's position.  The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

         A call the Fund writes on a foreign  currency is "covered" if the Fund owns the  underlying  foreign  currency  covered by the call or has an absolute and immediate right to acquire that foreign currency  without  additional cash  consideration  (or it can do so for additional  cash  consideration  held in a segregated  account by its custodian  bank) upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund  could  write a call on a foreign  currency  to  provide a hedge  against a  decline  in the U.S.  dollar  value of a security which the Fund owns or has the right to acquire and which is denominated in the currency  underlying the option.  That decline might be one that occurs due to an expected  adverse  change in the exchange  rate.  This is known as a  "cross-hedging"  strategy.  In those  circumstances,  the Fund covers the option by maintaining  cash,  U.S.  government  securities or other liquid,  high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's custodian bank.

              |_| Risks of Hedging with Options and Futures.  The use of hedging  instruments  requires special skills and knowledge of investment  techniques  that are  different  than what is required  for normal  portfolio  management.  If the  Manager  uses a hedging instrument at the wrong time or judges market conditions  incorrectly,  hedging strategies may reduce the Fund's return. The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

         The Fund's option  activities  could affect its  portfolio  turnover  rate and  brokerage  commissions.  The exercise of calls written by the Fund might cause the Fund to sell related portfolio  securities,  thus increasing its turnover rate. The exercise by the
Fund of puts on  securities  will cause the sale of  underlying  investments,  increasing  portfolio  turnover.  Although  the decision whether to exercise a put it holds is within the Fund's  control,  holding a put might  cause the Fund to sell the related  investments for reasons that would not exist in the absence of the put.

         The Fund could have to pay a brokerage  commission  each time it buys a call or put,  sells a call or put, or buys or sells an underlying  investment in connection  with the exercise of a call or put.  Those  commissions  could be higher on a relative basis than the commissions  for direct  purchases or sales of the underlying  investments.  Premiums paid for options are small in relation to the market value of the underlying  investments.  Consequently,  put and call options offer large amounts of leverage. The leverage offered by trading in  options  could  result in the Fund's net asset  value  being more  sensitive  to changes in the value of the  underlying investment.

         If a covered call written by the Fund is exercised on an  investment  that has  increased in value,  the Fund will be required to sell the  investment  at the call price.  It will not be able to realize any profit if the  investment  has increased in value above the call price.

         An option  position may be closed out only on a market that  provides  secondary  trading for options of the same series,  and there is no assurance that a liquid  secondary  market will exist for any particular  option.  The Fund might  experience  losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling  futures or purchasing puts on  broadly-based  indices or futures to attempt to  protect  against  declines  in the value of the Fund's  portfolio  securities.  The risk is that the  prices of the  futures or the applicable  index will  correlate  imperfectly  with the  behavior  of the cash prices of the Fund's  securities.  For  example,  it is possible that while the Fund has used hedging  instruments  in a short hedge,  the market might advance and the value of the securities held in the  Fund's  portfolio  might  decline.  If that  occurred,  the Fund  would lose  money on the  hedging  instruments  and also experience a decline in the value of its  portfolio  securities.  However,  while this could occur for a very brief period or to a very small degree,  over time the value of a  diversified  portfolio of  securities  will tend to move in the same  direction as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the composition of the Fund's portfolio diverges from the securities included in the applicable  index.  To compensate  for the imperfect  correlation  of movements in the price of the portfolio  securities  being hedged and movements in the price of the hedging  instruments,  the Fund might use hedging  instruments in a greater dollar amount than the dollar amount of portfolio  securities  being hedged.  It might do so if the  historical  volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

         The ordinary  spreads  between prices in the cash and futures  markets are subject to  distortions,  due to differences in the nature of those markets.  First,  all  participants in the futures market are subject to margin deposit and  maintenance  requirements.
Rather than meeting  additional margin deposit  requirements,  investors may close futures contracts  through  offsetting  transactions which could distort the normal relationship  between the cash and futures markets.  Second, the liquidity of the futures market depends on participants  entering into offsetting  transactions  rather than making or taking delivery.  To the extent  participants  decide to make or take delivery,  liquidity in the futures market could be reduced, thus producing  distortion.  Third, from the point of view of speculators,  the deposit  requirements  in the futures market are less onerous than margin  requirements  in the  securities  markets.
Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

         The Fund can use hedging  instruments  to establish a position in the  securities  markets as a temporary  substitute  for the purchase  of  individual  securities  (long  hedging) by buying  futures  and/or  calls on such  futures,  broadly-based  indices or on securities.  It is  possible  that  when the Fund  does so the  market  might  decline.  If the Fund  then  concludes  not to invest in securities  because of concerns that the market may decline  further or for other reasons,  the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

              |_| Forward Contracts.  Forward contracts are foreign currency exchange  contracts.  They are used to buy or sell foreign currency for future  delivery at a fixed price.  The Fund uses them to "lock in" the U.S.  dollar price of a security  denominated in a foreign  currency that the Fund has bought or sold, or to protect  against  possible  losses from changes in the relative values of the
U.S.  dollar and a foreign  currency.  The Fund limits its exposure in foreign  currency  exchange  contracts  in a particular  foreign currency  to the  amount  of its  assets  denominated  in that  currency  or a  closely-correlated  currency.  The  Fund  can  also use
"cross-hedging"  where the Fund  hedges  against  changes  in  currencies  other  than the  currency  in which a  security  it holds is denominated.

         Under a forward  contract,  one party agrees to purchase,  and another  party agrees to sell, a specific  currency at a future date.  That date may be any fixed number of days from the date of the contract  agreed upon by the parties.  The  transaction  price is set at the time the contract is entered into.  These contracts are traded in the inter-bank  market  conducted  directly among currency traders (usually large commercial banks) and their customers.

         The Fund can use forward  contracts to protect against  uncertainty in the level of future exchange rates.  The use of forward contracts does not eliminate the risk of fluctuations  in the prices of the underlying  securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance.  Although  forward  contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund enters into a contract  for the purchase or sale of a security  denominated  in a foreign  currency,  or when it anticipates  receiving  dividend  payments in a foreign  currency,  the Fund might  desire to  "lock-in"  the U.S.  dollar price of the security or the U.S.  dollar  equivalent  of the  dividend  payments.  To do so, the Fund could enter into a forward  contract  for the purchase or sale of the amount of foreign currency involved in the underlying  transaction,  in a fixed amount of U.S. dollars per unit of the foreign  currency.  This is called a  "transaction  hedge." The  transaction  hedge will protect the Fund against a loss from an adverse  change in the  currency  exchange  rates  during the period  between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund  could  also use  forward  contracts  to lock in the U.S.  dollar  value of  portfolio  positions.  This is  called a
"position  hedge." When the Fund believes that foreign currency might suffer a substantial  decline against the U.S.  dollar,  it could enter  into a  forward  contract  to sell an amount  of that  foreign  currency  approximating  the value of some or all of the  Fund's portfolio  securities  denominated  in that foreign  currency.  When the Fund  believes  that the U.S.  dollar may suffer a substantial decline  against a foreign  currency,  it might enter into a forward  contract to buy that foreign  currency for a fixed dollar amount.
Alternatively,  the Fund might enter into a forward  contract to sell a different  foreign  currency for a fixed U.S.  dollar amount if the Fund believes  that the U.S.  dollar value of the foreign  currency to be sold pursuant to its forward  contract will fall whenever there is a decline in the U.S.  dollar  value of the  currency  in which  portfolio  securities  of the Fund are  denominated.  That is referred to as a "cross hedge."

         The Fund will cover its short  positions in these cases by  identifying  to its custodian  bank assets having a value equal to the aggregate amount of the Fund's  commitment under forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such contracts if the  consummation of the contracts  would obligate the Fund to deliver an amount of foreign  currency in excess of the value of the Fund's  portfolio  securities or other assets  denominated  in that currency or another  currency that is the subject of the hedge.  However,  to avoid  excess  transactions  and  transaction  costs,  the Fund can  maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio  securities or other assets  denominated in foreign  currencies if the excess  amount is "covered" by liquid  securities  denominated  in any  currency.  The cover must be at least equal at all times to the amount of that excess.  As one alternative,  the Fund can purchase a call option  permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward  contract  price.  As another  alternative,  the
Fund can purchase a put option  permitting the Fund to sell the amount of foreign currency subject to a forward purchase  contract at a price as high or higher than the forward contact price.

         The precise  matching of the amounts under forward  contracts and the value of the securities  involved  generally will not be possible  because the future value of securities  denominated in foreign  currencies  will change as a consequence of market  movements between  the date the forward  contract is entered  into and the date it is sold.  In some cases the Manager  might  decide to sell the security and deliver  foreign  currency to settle the original  purchase  obligation.  If the market value of the security is less than the amount of foreign  currency the Fund is obligated to deliver,  the Fund might have to purchase  additional  foreign currency on the
"spot" (that is, cash) market to settle the security trade.  If the market value of the security  instead exceeds the amount of foreign currency  the Fund is  obligated  to deliver to settle the trade,  the Fund might have to sell on the spot  market  some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely  difficult,  and the successful  execution of a short-term hedging strategy is highly uncertain.  Forward contracts  involve the risk that anticipated  currency  movements will not be accurately predicted,  causing  the Fund to  sustain  losses on these  contracts  and to pay  additional  transactions  costs.  The use of forward contracts  in this manner  might  reduce the Fund's  performance  if there are  unanticipated  changes in currency  prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the  maturity  of a Forward  Contract  requiring  the Fund to sell a  currency,  the Fund might sell a  portfolio security and use the sale proceeds to make delivery of the currency.  In the  alternative the Fund might retain the security and offset its contractual  obligation to deliver the currency by purchasing a second contract.  Under that contract the Fund will obtain,  on the same  maturity  date,  the same amount of the currency that it is obligated to deliver.  Similarly,  the Fund might close out a forward contract  requiring it to purchase a specified  currency by entering into a second contract entitling it to sell the same amount of the same  currency on the maturity date of the first  contract.  The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either  circumstance.  The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward  contracts  varies with factors such as the  currencies  involved,  the length of the contract  period and the market  conditions  then  prevailing.  Because  forward  contracts are usually entered into on a principal basis,  no brokerage fees or commissions are involved.  Because these  contracts are not traded on an exchange,  the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

         Although  the Fund values its assets  daily in terms of U.S.  dollars,  it does not intend to convert its  holdings of foreign currencies into U.S.  dollars on a daily basis.  The Fund can convert foreign currency from time to time, and will incur costs in doing
so. Foreign exchange dealers do not charge a fee for conversion,  but they do seek to realize a profit based on the difference  between the prices at which they buy and sell various  currencies.  Thus,  a dealer  might offer to sell a foreign  currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

              |_| Interest Rate Swap  Transactions.  The Fund can enter into interest rate swap  agreements.  In an interest rate swap, the Fund and another party exchange their right to receive or their obligation to pay interest on a security.  For example,  they might swap the right to receive  floating rate  payments for fixed rate  payments.  The Fund can enter into swaps only on securities  that it owns.  The Fund will not enter into swaps  with  respect to more than 25% of its total  assets.  Also,  the Fund will  identify  liquid assets on its books  (such as cash or U.S.  government  securities)  to cover any  amounts  it could owe under  swaps  that  exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

         Swap  agreements  entail both interest rate risk and credit risk.  There is a risk that,  based on movements of interest rates in the future,  the payments made by the Fund under a swap agreement will be greater than the payments it received.  Credit risk arises from the possibility that the counterparty will default. If the counterparty  defaults,  the Fund's loss will consist of the net amount of contractual  interest payments that the Fund has not yet received.  The Manager will monitor the  creditworthiness of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

         The Fund can enter into swap  transactions  with  certain  counterparties  pursuant  to master  netting  agreements.  A master netting  agreement  provides  that all swaps done  between  the Fund and that  counterparty  shall be  regarded as parts of an integral agreement.  If amounts are payable on a particular  date in the same currency in respect of one or more swap  transactions,  the amount payable on that date in that  currency  shall be the net amount.  In addition,  the master  netting  agreement  may provide that if one party defaults  generally or on one swap, the counterparty can terminate all of the swaps with that party.  Under these agreements,  if a default  results in a loss to one party,  the measure of that  party's  damages is  calculated  by reference to the average cost of a replacement swap for each swap. It is measured by the  mark-to-market  value at the time of the termination of each swap. The gains and losses on all swaps are then netted,  and the result is the  counterparty's  gain or loss on termination.  The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

              |_|  Regulatory  Aspects of Hedging  Instruments.  When using  futures and  options on  futures,  the Fund is required to operate  within certain  guidelines and  restrictions  with respect to the use of futures as  established  by the  Commodities  Futures
Trading  Commission (the "CFTC").  In particular,  the Fund is exempted from  registration with the CFTC as a "commodity pool operator"
if the Fund  complies  with the  requirements  of Rule 4.5 adopted by the CFTC.  The Rule does not limit the  percentage  of the Fund's assets that may be used for futures margin and related  options  premiums for a bona fide hedging  position.  However,  under the Rule, the Fund must limit its aggregate  initial  futures  margin and related  options  premiums to not more than 5% of the Fund's net assets for hedging  strategies that are not considered  bona fide hedging  strategies  under the Rule.  Under the Rule, the Fund must also use short futures and options on futures solely for bona fide hedging  purposes within the meaning and intent of the applicable  provisions of the Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations  established by the option  exchanges.  The exchanges limit the maximum  number of options  that may be written or held by a single  investor or group of  investors  acting in concert.  Those  limits apply  regardless  of whether the options  were  written or  purchased  on the same or  different  exchanges or are held in one or more accounts or through one or more  different  exchanges  or through one or more  brokers.  Thus,  the number of options that the Fund may write or hold may be affected by options  written or held by other  entities,  including  other  investment  companies  having the same advisor as the Fund (or an advisor that is an affiliate of the Fund's  advisor).  The exchanges also impose  position limits on futures transactions.  An exchange  may order the  liquidation  of positions  found to be in  violation of those limits and may impose  certain other sanctions.

         Under the Investment  Company Act, when the Fund purchases a future,  it must maintain cash or readily  marketable  short-term debt  instruments in an amount equal to the market value of the securities  underlying the future,  less the margin deposit  applicable to it.

              |_| Tax Aspects of Certain Hedging Instruments.  Certain foreign currency exchange contracts in which the Fund may invest are treated as "Section  1256  contracts"  under the  Internal  Revenue  Code.  In general,  gains or losses  relating to Section  1256 contracts are  characterized  as 60% long-term and 40% short-term  capital gains or losses under the Code.  However,  foreign  currency gains or losses  arising from Section 1256 contracts that are forward  contracts  generally are treated as ordinary  income or loss. In addition,  Section 1256 contracts  held by the Fund at the end of each taxable year are  "marked-to-market,"  and  unrealized  gains or losses are treated as though they were realized.  These contracts also may be  marked-to-market  for purposes of determining the excise tax applicable to investment  company  distributions  and for other purposes under rules  prescribed  pursuant to the Internal  Revenue
Code. An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

         Certain forward  contracts the Fund enters into may result in "straddles" for federal income tax purposes.  The straddle rules may affect the character and timing of gains (or losses) recognized by the Fund on straddle positions.  Generally,  a loss sustained on the  disposition of a position  making up a straddle is allowed only to the extent that the loss exceeds any  unrecognized  gain in the offsetting  positions making up the straddle.  Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)      gains or losses  attributable  to  fluctuations  in exchange  rates that occur  between the time the Fund accrues  interest or other  receivables or accrues  expenses or other  liabilities  denominated in a foreign  currency and the time the Fund actually collects such receivables or pays such liabilities, and
(2)      gains or losses  attributable  to fluctuations  in the value of a foreign  currency  between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

         Currency  gains and losses are offset  against  market gains and losses on each trade before  determining  a net "Section 988"
gain or loss under the  Internal  Revenue  Code for that trade,  which may  increase or  decrease  the amount of the Fund's  investment income available for distribution to its shareholders.

         |X| Temporary  Defensive  Investments.  The Fund's  temporary  defensive  investments can include debt securities such as: (i)
U.S.  Treasury  bills or other  obligations  issued or  guaranteed  by the U.S.  government,  its agencies or  instrumentalities;  (ii)
commercial  paper  rated A-3 or higher by  Standard & Poor's or P-3 or higher by  Moody's;  (iii)  certificates  of deposit or bankers'
acceptances or other obligations of domestic banks with assets of $1 billion or more; and (iv) repurchase agreements.

Investment Restrictions

         |X| What Are  "Fundamental  Policies?"  Fundamental  policies  are those  policies  that the Fund has  adopted  to govern  its investments  that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting  securities.  Under the Investment
Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:
         o    67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         o    more than 50% of the outstanding shares.

         The Fund's  investment  objective is a fundamental  policy.  Other  policies  described in the Prospectus or this Statement of
Additional  Information are "fundamental" only if they are identified as such. The Fund's Board of Trustees can change  non-fundamental policies  without  shareholder  approval.  However,  significant  changes to investment  policies will be described in  supplements  or updates to the  Prospectus  or this  Statement of  Additional  Information,  as  appropriate.  The Fund's most  significant  investment policies are described in the Prospectus.

         |X| Does the Fund Have Additional  Fundamental  Policies?  The following  investment  restrictions are fundamental policies of the Fund.

         o    The Fund  cannot buy  securities  issued or  guaranteed  by any one issuer if more than 5% of its total  assets  would be invested in  securities  of that issuer or if it would then own more than 10% of that  issuer's  voting  securities.  That  restriction applies  to 75% of the  Fund's  total  assets.  The limit  does not apply to  securities  issued by the U.S.  government  or any of its agencies or instrumentalities or securities of other investment companies.

         o    The Fund cannot  invest in physical  commodities  or physical  commodity  contracts.  However,  the Fund can buy and sell hedging  instruments that are permitted by any of its other investment  policies.  The Fund can also buy and sell options,  futures and other  instruments  backed by physical  commodities or the  investment  return from which is linked to changes in the price of physical commodities.

         o    The Fund cannot concentrate investments. That means it cannot invest 25% or more of its total assets in any industry.

         o    The Fund cannot borrow money in excess of 33-1/3% of the value of its total  assets.  The Fund may borrow only from banks and/or  affiliated  investment  companies.  With respect to this  fundamental  policy,  the Fund can borrow only if it maintains a 300%
ratio of assets to borrowing at all times in the manner set forth in the Investment Company Act of 1940.

         o    The Fund cannot make loans except (a) through  lending of  securities,  (b) through the purchase of debt  instruments  or similar evidence of indebtedness,  (c) through an interfund  lending program with other  affiliated  funds, and (d) through  repurchase agreements.

         o    The Fund cannot  invest in real estate or in interests  in real estate.  However,  the Fund can  purchase  securities  of issuers holding real estate or interests in real estate (including securities of real estate investment trusts).

         o    The Fund cannot  invest more than 5% of its total assets in warrants or rights,  and not more than 2% of its total assets may be invested in warrants and rights that are not listed on the New York Stock Exchange or American Stock Exchange.

         o    The Fund  cannot  underwrite  securities  of other  companies.  A  permitted  exception  is in case it is deemed to be an underwriter under the Securities Act of 1933 when reselling any securities held in its own portfolio.

         o    The Fund cannot issue "senior  securities," but this does not prohibit certain investment  activities for which assets of the Fund are  designated  as  segregated,  or  margin,  collateral  or  escrow  arrangements  are  established,  to cover  the  related obligations.  Examples of those activities include borrowing money,  reverse repurchase  agreements,  delayed-delivery  and when-issued arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

         Unless the Prospectus or this Statement of Additional  Information states that a percentage  restriction applies on an ongoing basis,  it applies only at the time the Fund makes an investment  with the exception of the  borrowing  policy.  The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to concentrate  its  investments as described  above,  the Fund has adopted the industry classifications set forth in Appendix B to this Statement of Additional Information. This is not a fundamental policy.

How the Fund is Managed

Organization and History.  The Fund is an open-end,  diversified  management  investment company with an unlimited number of authorized shares of beneficial  interest.  The Fund was organized as a corporation in 1967 but was reorganized as a Massachusetts  business trust in July 1986.

         The Fund is governed by a Board of  Trustees,  which is  responsible  for  protecting  the  interests  of  shareholders  under
Massachusetts  law. The Trustees meet periodically  throughout the year to oversee the Fund's activities,  review its performance,  and review the  actions of the  Manager.  Although  the Fund will not  normally  hold  annual  meetings  of its  shareholders,  it may hold shareholder  meetings from time to time on important matters,  and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

              |_| Classes of Shares. The Board of Trustees has the power,  without shareholder  approval,  to divide unissued shares of the Fund into two or more classes.  The Board has done so, and the Fund  currently has four classes of shares:  Class A, Class B, Class
C and Class N. All classes invest in the same investment portfolio. Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate  voting rights on matters in which  interests of one class are different  from  interests of another  class,
              and
o        votes as a class on matters that affect that class alone.

         Shares are freely  transferable,  and each share of each class has one vote at shareholder  meetings,  with fractional  shares voting  proportionally  on matters  submitted to the vote of  shareholders.  Each share of the Fund  represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         The Trustees are  authorized to create new series and classes of shares.  The Trustees may reclassify  unissued  shares of the
Fund into  additional  series or classes of shares.  The  Trustees  also may divide or combine  the shares of a class into a greater or lesser  number of shares  without  changing the  proportionate  beneficial  interest of a shareholder  in the Fund.  Shares do not have cumulative voting rights or preemptive or subscription rights. Shares may be voted in person or by proxy at shareholder meetings.

              |_| Meetings of Shareholders.  As a Massachusetts  business trust, the Fund is not required to hold, and does not plan to hold,  regular annual  meetings of  shareholders.  The Fund will hold meetings when required to do so by the Investment  Company Act or other  applicable  law.  It will also do so when a  shareholder  meeting  is called  by the  Trustees  or upon  proper  request  of the shareholders.

         Shareholders have the right,  upon the declaration in writing or vote of two-thirds of the outstanding  shares of the Fund, to remove a Trustee.  The Trustees  will call a meeting of  shareholders  to vote on the removal of a Trustee upon the written  request of the record holders of 10% of its  outstanding  shares.  If the Trustees  receive a request from at least 10  shareholders  stating that they wish to  communicate  with other  shareholders  to request a meeting to remove a Trustee,  the Trustees  will then either make the
Fund's shareholder list available to the applicants or mail their  communication to all other shareholders at the applicants'  expense.
The  shareholders  making the request  must have been  shareholders  for at least six months and must hold shares of the Fund valued at
$25,000 or more or  constituting  at least 1% of the Fund's  outstanding  shares,  whichever is less.  The Trustees may also take other action as permitted by the Investment Company Act.

              |_| Shareholder and Trustee  Liability.  The Fund's Declaration of Trust contains an express disclaimer of shareholder or
Trustee  liability for the Fund's  obligations.  It also provides for  indemnification  and reimbursement of expenses out of the Fund's property for any shareholder held personally  liable for its obligations.  The Declaration of Trust also states that upon request,  the
Fund shall assume the defense of any claim made  against a  shareholder  for any act or  obligation  of the Fund and shall  satisfy any judgment on that claim.  Massachusetts  law permits a shareholder of a business trust (such as the Fund) to be held  personally  liable as a "partner"  under certain  circumstances.  However,  the risk that a Fund  shareholder  will incur  financial  loss from being held liable as a  "partner"  of the Fund is limited to the  relatively  remote  circumstances  in which the Fund would be unable to meet its obligations.

         The Fund's  contractual  arrangements  state that any person doing  business with the Fund (and each  shareholder of the Fund)
agrees under its  Declaration of Trust to look solely to the assets of the Fund for  satisfaction of any claim or demand that may arise out of any dealings  with the Fund.  Additionally,  the  Trustees  shall have no personal  liability to any such person,  to the extent permitted by law.

Trustees and Officers of the Fund. The Fund's Trustees and officers and their principal  occupations and business  affiliations  during the past five years are listed below.  Trustees  denoted with an asterisk (*) below are deemed to be  "interested  persons" of the Fund under the  Investment  Company Act. All of the Trustees are also  trustees,  directors or managing  general  partners of the  following
Denver-based Oppenheimer funds1:

Oppenheimer Cash Reserves                                     Oppenheimer Select Managers
Oppenheimer Champion Income Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                               Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                                   Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                           Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                                   Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                      Centennial America Fund, L. P.
Oppenheimer Main Street Funds, Inc.                           Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                      Centennial Government Trust
Oppenheimer Main Street Small Cap Fund                        Centennial Money Market Trust
Oppenheimer Municipal Fund                                    Centennial New York Tax Exempt Trust
Oppenheimer Real Asset Fund                                   Centennial Tax Exempt Trust

         Messrs.  Swain,  Murphy,  Wixted,  Zack, Bishop and Farrar,  who are officers of the Fund,  respectively hold the same offices with the other  Denver-based  Oppenheimer  funds.  As of December 1, 2001,  the Trustees and officers of the Fund as a group owned less than 1% of the outstanding  shares of the Fund. The foregoing  statement does not reflect shares held of record by an employee  benefit plan for employees of the Manager other than shares  beneficially  owned under that plan by the officers of the Fund listed below.  Mr.
Murphy is a trustee of that plan.

James C. Swain*, Chairman, Chief Executive Officer and Trustee, Age: 68.
6803 South Tucson Way, Englewood, Colorado 80112
Vice Chairman of the Manager (since September 1988);  formerly President and a director of Centennial Asset Management  Corporation,  a wholly-owned  subsidiary of the Manager and Chairman of the Board of Shareholder  Services,  Inc., a transfer  agent  subsidiary of the
Manager.

John Murphy*, President and Trustee; Age: 52.
6803 South Tucson Way, Englewood, Colorado 80112
[TO COME]

William L. Armstrong, Trustee, Age: 64.
 6803 South Tucson Way, Englewood, Colorado 80112
Chairman of the following  private mortgage banking  companies:  Cherry Creek Mortgage Company (since 1991),  Centennial State Mortgage
Company (since 1994), The El Paso Mortgage  Company (since 1993),  Transland  Financial  Services,  Inc. (since 1997);  Chairman of the following private companies:  Great Frontier  Insurance  (insurance agency) (since 1995) and Ambassador Media Corporation (since 1984);
Director of the following public companies:  Storage Technology  Corporation  (computer  equipment  company) (since 1991),  Helmerich &
Payne, Inc. (oil and gas drilling/production  company) (since 1992),  UNUMProvident (insurance company) (since 1991); formerly Director of International  Family Entertainment  (television  channel) (1992 - 1997) and Natec Resources,  Inc. (air pollution control equipment and services company)  (1991-1995),  Frontier Real Estate,  Inc.  (residential real estate brokerage)  (1994-1999),  and Frontier Title
(title insurance agency) (1995-June 1999); formerly U.S. Senator (January 1979-January 1991).

Robert G. Avis*, Trustee, Age: 70.
6803 South Tucson Way, Englewood, Colorado 80112
Director and President of A.G. Edwards Capital, Inc. (General Partner of private equity funds),  formerly,  until March 2000, Chairman,
President and Chief Executive  Officer of A.G. Edwards Capital,  Inc.;  formerly,  until March 1999, Vice Chairman and Director of A.G.
Edwards,  Inc. and Vice Chairman of A.G. Edwards & Sons, Inc. (its brokerage company  subsidiary);  until March 1999,  Chairman of A.G.
Edwards Trust Company and A.G.E. Asset Management  (investment  advisor);  until March 2000, a Director of A.G. Edwards & Sons and A.G.
Edwards Trust Company.

George C. Bowen, Trustee, Age: 65.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until April 1999) Mr. Bowen held the following  positions:  Senior Vice President  (from September 1987) and Treasurer (from
March 1985) of the Manager;  Vice President (from June 1983) and Treasurer (since March 1985) of OppenheimerFunds,  Distributor,  Inc., a subsidiary of the Manager and the Fund's  Distributor;  Senior Vice President  (since  February  1992),  Treasurer  (since July 1991)
Assistant  Secretary and a director (since December 1991) of Centennial  Asset  Management  Corporation;  Vice President (since October
1989) and Treasurer (since April 1986) of HarbourView Asset Management Corporation;  President,  Treasurer and a director of Centennial
Capital  Corporation  (since June 1989);  Vice  President  and  Treasurer  (since  August  1978) and  Secretary  (since  April 1981) of
Shareholder  Services,  Inc.; Vice President,  Treasurer and Secretary of Shareholder  Financial Services,  Inc. (since November 1989);
Assistant Treasurer of Oppenheimer  Acquisition Corp. (since March 1998);  Treasurer of Oppenheimer  Partnership Holdings,  Inc. (since
November  1989);  Vice  President  and  Treasurer  of  Oppenheimer  Real  Asset  Management,  Inc.  (since  July  1996);  Treasurer  of
OppenheimerFunds International Ltd. and Oppenheimer Millennium Funds plc (since October 1997).

Edward L. Cameron, Trustee, Age: 63.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (from  1974-1999) a partner with  PricewaterhouseCoopers  LLC (an accounting  firm) and Chairman,  Price Waterhouse LLP Global
Investment Management Industry Services Group (from 1994-1998).

Jon S. Fossel, Trustee, Age: 59.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until  October 1996)  Chairman and a director of the Manager;  President and a director of  Oppenheimer  Acquisition  Corp.,
Shareholder Services, Inc. and Shareholder Financial Services, Inc.

Sam Freedman, Trustee, Age: 61.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until October 1994) Chairman and Chief Executive  Officer of  OppenheimerFunds  Services,  Chairman,  Chief Executive Officer
and a director of Shareholder Services,  Inc., Chairman,  Chief Executive Officer and director of Shareholder Financial Services, Inc.,
Vice President and director of Oppenheimer Acquisition Corp. and a director of OppenheimerFunds, Inc.

C. Howard Kast, Trustee, Age: 80.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly Managing Partner of Deloitte, Haskins & Sells (an accounting firm).

Robert M. Kirchner, Trustee, Age: 80.
6803 South Tucson Way, Englewood, Colorado 80112
President of The Kirchner Company (management consultants).

F. William Marshall, Jr., Trustee, Age: 59.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until 1999) Chairman of SIS & Family Bank,  F.S.B.  (formerly SIS Bank);  President,  Chief Executive Officer and Director of
SIS Bankcorp.,  Inc. and SIS Bank (formerly Springfield Institution for Savings) (1993-1999);  Executive Vice President (until 1999) of
Peoples Heritage  Financial  Group,  Inc.;  Chairman and Chief Executive  Office of Bank of Ireland First Holdings,  Inc. and First New
Hampshire  Banks  (1990-1993);  Trustee  (since 1996) of MassMutual  Institutional  Funds and of MML Series  Investment  Fund (open-end investment companies).

Michael S. Levine, Vice President and Portfolio Manager, Age: 35
498 Seventh Avenue, New York, New York
Vice President (since June 1998) of the Manager;  an officer and portfolio manager of other Oppenheimer funds;  formerly Assistant Vice
President  and  Portfolio  Manager of the  Manager  (April  1996 - June  1998);  prior to joining  the  Manager in June 1994,  he was a portfolio manager and research associate for Amas Securities, Inc. (February 1990 - February 1994).

Robert G. Zack, Secretary, Age: 53.
498 Seventh Avenue, New York, New York
Senior  Vice  President  (since May 1985) and  Associate  General  Counsel  (since May 1981) of the  Manager;  Assistant  Secretary  of
Shareholder  Services,  Inc.  (since  May  1985),  Shareholder  Financial  Services,  Inc.  (since  November  1989);   OppenheimerFunds
International Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.

Brian W. Wixted, Treasurer and Principal Financial and Accounting Officer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Senior Vice President and Treasurer  (since March 1999) of the Manager;  Treasurer  (since March 1999) of HarbourView  Asset Management
Corporation,  Shareholder Services,  Inc.,  Oppenheimer Real Asset Management  Corporation,  Shareholder  Financial Services,  Inc. and
Oppenheimer  Partnership  Holdings,  Inc., of OFI Private  Investments,  Inc. (since March 2000) and of OppenheimerFunds  International
Ltd. and  Oppenheimer  Millennium  Funds plc (since May 2000);  Treasurer and Chief  Financial  Officer (since May 2000) of Oppenheimer
Trust Company;  Assistant  Treasurer  (since March 1999) of  Oppenheimer  Acquisition  Corp.;  an officer of other  Oppenheimer  funds;
formerly Principal and Chief Operating  Officer,  Bankers Trust Company - Mutual Fund Services Division (March 1995 - March 1999); Vice
President and Chief Financial Officer of CS First Boston Investment Management Corp. (September 1991 - March 1995).

Robert J. Bishop, Assistant Treasurer, Age: 43.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the  Manager/Mutual  Fund Accounting (since May 1996); an officer of other Oppenheimer  funds;  formerly an Assistant
Vice President of the Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund Controller of the Manager.

Scott T. Farrar, Assistant Treasurer, Age: 36.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the Manager/Mutual Fund Accounting (since May 1996);  Assistant Treasurer of Oppenheimer  Millennium Funds plc (since
October 1997);  an officer of other  Oppenheimer  Funds;  formerly an Assistant Vice President of the  Manager/Mutual  Fund  Accounting
(April 1994 - May 1996), and a Fund Controller of the Manager.

         |X|  Remuneration  of  Trustees.  The  officers  of the Fund and two  Trustees  of the Fund  (Messrs.  Murphy  and  Swain) are
affiliated  with the Manager and receive no salary or fee from the Fund. The remaining  Trustees of the Fund received the  compensation shown below.  The compensation  from the Fund was paid during its fiscal year ended August 31, 2001. The  compensation  from all of the
Denver-based  Oppenheimer funds includes the compensation from the Fund and represents  compensation  received as a director,  trustee, managing general partner or member of a committee of the Board during the calendar year 2000.

---------------------------------------------------- ---------------------------- ---------------------------------
                                                     Aggregate                    Total Compensation
                                                     Compensation                 from all Denver-Based
Trustee's Name and Position                          from Fund1                   Oppenheimer Funds2
---------------------------------------------------- ---------------------------- ---------------------------------
---------------------------------------------------- ---------------------------- ---------------------------------
William H. Armstrong                                 $                            $49,270
Review Committee Member
---------------------------------------------------- ---------------------------- ---------------------------------
---------------------------------------------------- ---------------------------- ---------------------------------
Robert G. Avis                                       $                            $72,000
Review Committee Member
---------------------------------------------------- ---------------------------- ---------------------------------
---------------------------------------------------- ---------------------------- ---------------------------------
George C. Bowen
Review Committee Member                              $                            $55,948
---------------------------------------------------- ---------------------------- ---------------------------------
---------------------------------------------------- ---------------------------- ---------------------------------
Edward L. Cameron
Audit Committee Chairman                             $                            $26,709
---------------------------------------------------- ---------------------------- ---------------------------------
---------------------------------------------------- ---------------------------- ---------------------------------
Jon. S. Fossel
Review Committee Chairman                            $                            $77,880
---------------------------------------------------- ---------------------------- ---------------------------------
---------------------------------------------------- ---------------------------- ---------------------------------
Sam Freedman
Review Committee Member                              $                            $80,100
---------------------------------------------------- ---------------------------- ---------------------------------
---------------------------------------------------- ---------------------------- ---------------------------------
C. Howard Kast
Audit Committee Member                               $                            $86.150
---------------------------------------------------- ---------------------------- ---------------------------------
---------------------------------------------------- ---------------------------- ---------------------------------
Robert M. Kirchner                                   $                            $76,950
---------------------------------------------------- ---------------------------- ---------------------------------
---------------------------------------------------- ---------------------------- ---------------------------------
F. William Marshall, Jr.                             $                            $3,768
Audit Committee Member
---------------------------------------------------- ---------------------------- ---------------------------------
*  Effective  July 1, 2000,  William A. Baker and Ned M. Steel  resigned  as  Trustees  of the Fund and  subsequently  became  Trustees
Emeritus  of the Fund.  For the  fiscal  year  ended  August 31,  2001  Messrs.  Baker and Steel  each  received  $_________  aggregate compensation  from the Fund and for the calendar year December 31, 2000, they each received  $___________  total  compensation from all
Denver-based  funds.  Effective April 5, 2001, Raymond Kalinowski resigned as Trustee of the Fund. For the fiscal year ended August 31,
2001, Mr. Kalinowski received  $_____________  aggregate  compensation from the Fund and for the calendar year ended December 31, 2000, he received $73,500 total compensation from all Denver-based Oppenheimer funds.
1.       For the Fund's fiscal year ended August 31, 2001.
2.       For the 2000 calendar year.

         |X| Deferred  Compensation  Plan. The Board of Trustees has adopted a Deferred  Compensation Plan for  disinterested  Trustees that  enables them to elect to defer  receipt of all or a portion of the annual fees they are entitled to receive from the Fund.  Under the plan,  the  compensation  deferred by a Trustee or is  periodically  adjusted as though an  equivalent  amount had been invested in shares of one or more  Oppenheimer  funds  selected by the Trustee.  The amount paid to the Trustee  under the plan will be  determined based upon the performance of the selected funds.

         Deferral  of  Trustee's  fees under the plan will not  materially  affect the Fund's  assets,  liabilities  and net income per share.  The plan will not obligate the Fund to retain the services of any Trustee or to pay any  particular  level of  compensation  to any Trustee.  Pursuant to an Order issued by the Securities and Exchange  Commission,  the Fund may invest in the funds selected by the
Trustee under the plan without  shareholder  approval for the limited  purpose of determining  the value of the Trustee's  deferred fee account.

         |X| Major  Shareholders.  As of  December  11, 2000 there were no persons who owned of record or were known by the Fund to own beneficially 5% or more of any class of the Fund's outstanding shares.

The Manager.  The Manager is wholly-owned by Oppenheimer  Acquisition Corp., a holding company controlled by Massachusetts  Mutual Life
Insurance Company.

         |X| Code of Ethics. The Fund, the Manager and the Distributor have a Code of Ethics.
It is designed to detect and prevent improper personal trading by certain employees,  including portfolio managers,  that would compete with or take advantage of the Fund's  portfolio  transactions.  Covered  persons  include persons with knowledge of the investments and investment  intentions  of the Fund and other funds  advised by the Manager.  The Code of Ethics does permit  personnel  subject to the
Code to invest in securities,  including  securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. Compliance with the Code of Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the Fund's  registration  statement filed with the Securities and Exchange  Commission and can be reviewed  and copied at the SEC's Public  Reference  Room in  Washington,  D.C.  You can obtain  information  about the hours of operation  of the Public  Reference  Room by calling  the SEC at  1-202-942-8090.  The Code of Ethics can also be viewed as part of the
Fund's  registration  statement  on the SEC's  EDGAR  database  at the SEC's  Internet  web site at  HTTP://WWW.SEC.GOV.  Copies may be
                                                                                                     ------------------
obtained,  after paying a duplicating fee, by electronic  request at the following E-mail address:  PUBLICINFO@SEC.GOV.,  or by writing
                                                                                                    -------------------
to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

         |X| The Investment Advisory  Agreement.  The Manager provides investment advisory and management services to the Fund under an investment  advisory  agreement  between the Manager and the Fund. The Manager selects  securities for the Fund's portfolio and handles its  day-to-day  business.  The  portfolio  managers  of the Fund are  employed  by the  Manager  and is the person who is  principally responsible for the day-to-day  management of the Fund's portfolio.  Other members of the Manager's Equity Portfolio Department provide the portfolio manager with counsel and support in managing the Fund's portfolio.

         The  agreement  requires  the  Manager,  at its  expense,  to provide the Fund with  adequate  office  space,  facilities  and equipment.  It also requires the Manager to provide and supervise the activities of all  administrative and clerical personnel required to provide  effective  administration  for the Fund.  Those  responsibilities  include the  compilation and maintenance of records with respect to its  operations,  the  preparation and filing of specified  reports,  and  composition of proxy  materials and  registration statements for continuous public sale of shares of the Fund.

         The Fund pays  expenses not  expressly  assumed by the Manager  under the advisory  agreement.  The advisory  agreement  lists examples of expenses paid by the Fund. The major  categories  relate to interest,  taxes,  brokerage  commissions,  fees to independent trustees,  legal and audit  expenses,  custodian  bank and  transfer  agent  expenses,  share  issuance  costs,  certain  printing  and registration  costs and  non-recurring  expenses,  including  litigation costs. The management fees paid by the Fund to the Manager are calculated at the rates  described in the  Prospectus,  which are applied to the assets of the Fund as a whole.  The fees are allocated to each class of shares based upon the relative proportion of the Fund's net assets represented by that class.

------------------------------------- --------------------------------------------------------
            Fiscal Year                               Management Fees Paid to
            Ended 8/31:                               OppenheimerFunds, Inc.
------------------------------------- --------------------------------------------------------
------------------------------------- --------------------------------------------------------
                1999                                             $
------------------------------------- --------------------------------------------------------
------------------------------------- --------------------------------------------------------
                2000                                             $
------------------------------------- --------------------------------------------------------
------------------------------------- --------------------------------------------------------
                2001                                             $
------------------------------------- --------------------------------------------------------

         The investment  advisory  agreement  states that in the absence of willful  misfeasance,  bad faith,  gross  negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory  agreement,  the Manager is not liable for any loss the Fund sustains for any investment,  adoption of any investment  policy,  or the purchase,  sale or retention of any security.

         The agreement permits the Manager to act as investment  advisor for any other person,  firm or corporation and to use the name
"Oppenheimer" in connection with other investment companies for which it may act as investment advisor or general  distributor.  If the
Manager  shall no longer  act as  investment  advisor  to the Fund,  the  Manager  may  withdraw  the right of the Fund to use the name
"Oppenheimer" as part of its name.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment  Advisory  Agreement.  One of the duties of the Manager under the investment advisory agreement is to arrange the portfolio  transactions  for the Fund.  The advisory  agreement  contains  provisions  relating to the  employment of broker-dealers  to  effect  the  Fund's  portfolio  transactions.  The  Manager  is  authorized  by the  advisory  agreement  to employ broker-dealers,  including  "affiliated"  brokers,  as that term is defined in the  Investment  Company  Act.  The  Manager  may employ broker-dealers  that the Manager thinks, in its best judgment based on all relevant  factors,  will implement the policy of the Fund to obtain, at reasonable expense,  the "best execution" of the Fund's portfolio  transactions.  "Best execution" means prompt and reliable execution at the most favorable price obtainable.  The Manager need not seek competitive  commission  bidding.  However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions  paid to the extent  consistent with the interests and policies of the Fund as established by its Board of Trustees.

         Under the  investment  advisory  agreement,  the Manager may select  brokers (other than  affiliates)  that provide  brokerage and/or research  services for the Fund and/or the other accounts over which the Manager or its affiliates  have investment  discretion.
The  commissions  paid to such brokers may be higher than another  qualified  broker would  charge,  if the Manager  makes a good faith determination that the commission is fair and reasonable in relation to the services provided.  Subject to those  considerations,  as a factor in  selecting  brokers for the Fund's  portfolio  transactions,  the Manager may also  consider  sales of shares of the Fund and other investment companies for which the Manager or an affiliate serves as investment advisor.

Brokerage  Practices Followed by the Manager.  The Manager allocates brokerage for the Fund subject to the provisions of the investment advisory agreement and the procedures and rules described above.  Generally,  the Manager's  portfolio traders allocate brokerage based upon  recommendations  from the Manager's  portfolio managers.  In certain instances,  portfolio managers may directly place trades and allocate brokerage. In either case, the Manager's executive officers supervise the allocation of brokerage.

         Transactions  in securities  other than those for which an exchange is the primary market are generally  done with  principals or market makers.  In transactions  on foreign  exchanges,  the Fund may be required to pay fixed  brokerage  commissions and therefore would not have the  benefit of  negotiated  commissions  available  in U.S.  markets.  Brokerage  commissions  are paid  primarily  for transactions  in listed  securities or for certain  fixed-income  agency  transactions  in the secondary  market.  Otherwise  brokerage commissions  are paid  only if it  appears  likely  that a better  price or  execution  can be  obtained  by  doing  so.  In an  option transaction,  the Fund  ordinarily uses the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates.  Other funds advised by the Manager have investment  policies similar to those of the Fund. Those other funds may  purchase or sell the same  securities  as the Fund at the same time as the Fund,  which  could  affect the supply and price of the securities.  If two or more  funds  advised  by the  Manager  purchase  the same  security  on the same day from the same  dealer,  the transactions  under those  combined  orders are  averaged as to price and  allocated  in  accordance  with the  purchase or sale orders actually placed for each account.

         Most  purchases  of debt  obligations  are  principal  transactions  at net  prices.  Instead  of  using a  broker  for  those transactions,  the Fund normally deals directly with the selling or purchasing  principal or market maker unless the Manager determines that a better  price or  execution  can be  obtained  by using the  services  of a  broker.  Purchases  of  portfolio  securities  from underwriters  include a commission  or  concession  paid by the issuer to the  underwriter.  Purchases  from  dealers  include a spread between the bid and asked prices. The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The investment  advisory  agreement  permits the Manager to allocate  brokerage for research  services.  The research services provided by a  particular  broker may be useful only to one or more of the  advisory  accounts of the Manager and its  affiliates.  The investment  research  received  for the  commissions  of those  other  accounts  may be useful  both to the Fund and one or more of the
Manager's  other  accounts.  Investment  research may be supplied to the Manager by a third party at the  instance of a broker  through which trades are placed.

         Investment  research  services  include  information and analysis on particular  companies and industries as well as market or economic trends and portfolio  strategy,  market  quotations for portfolio  evaluations,  information  systems,  computer  hardware and similar  products and services.  If a research  service also assists the Manager in a  non-research  capacity  (such as  bookkeeping or other  administrative  functions),  then only the  percentage or component  that provides  assistance to the Manager in the  investment decision-making process may be paid in commission dollars.

         The Board of  Trustees  permits  the Manager to use stated  commissions  on  secondary  fixed-income  agency  trades to obtain research if the broker  represents to the Manager  that:  (i) the trade is not from or for the broker's own  inventory,  (ii) the trade was executed by the broker on an agency basis at the stated commission,  and (iii) the trade is not a riskless  principal  transaction.
The Board of Trustees  permits the Manager to use  concessions on fixed-price  offerings to obtain  research,  in the same manner as is permitted for agency transactions.

         The research  services  provided by brokers  broadens the scope and supplements the research  activities of the Manager.  That research  provides  additional  views and comparisons  for  consideration,  and helps the Manager to obtain market  information for the valuation of  securities  that are either held in the Fund's  portfolio or are being  considered  for  purchase.  The Manager  provides information to the Board about the commissions  paid to brokers  furnishing such services,  together with the Manager's  representation that the amount of such commissions was reasonably related to the value or benefit of such services.

      ----------------------------------- ---------------------------------------------------------------------
                 Fiscal Year                                  Total Brokerage Commissions
                 Ended 8/31:                                       Paid by the Fund1
      ----------------------------------- ---------------------------------------------------------------------
      ----------------------------------- ---------------------------------------------------------------------
                     1999                                                  $
      ----------------------------------- ---------------------------------------------------------------------
      ----------------------------------- ---------------------------------------------------------------------
                     2000                                                  $
      ----------------------------------- ---------------------------------------------------------------------
      ----------------------------------- ---------------------------------------------------------------------
                     2001                                                  $2
      ----------------------------------- ---------------------------------------------------------------------
      1. Amounts do not include spreads or concessions on principal transactions on a net trade basis.
      2. In the fiscal year ended 8/31/01,  the amount of transactions  directed to brokers for research  services was $__________
      and the amount of the commissions paid to broker-dealers for those services was $________.

Distribution and Service Plans

The  Distributor.  Under its General  Distributor's  Agreement with the Fund's parent  corporation,  the Distributor acts as the Fund's principal  underwriter in the continuous  public  offering of shares of the Fund's classes of shares.  The Distributor is not obligated to sell a specific number of shares.  Expenses  normally  attributable  to sales are borne by the  Distributor.  They exclude  payments under the Fund's Distribution and Service Plans but include  advertising and the cost of printing and mailing  prospectuses (other than prospectuses furnished to current shareholders).

         The  compensation  paid to (or retained by) the Distributor  from the sale of shares or on the redemption of shares during the
Fund's three most recent fiscal years is shown in the table below.

------------ --------------- -------------- ----------------- ---------------- ------------------ ------------------
             Aggregate       Class A
Fiscal       Front-End       Front-End      Concessions       Concessions      Concessions        Concessions
Year         Sales           Sales          on Class A        on Class B       on Class C         On Class N
Ended8/31:   Charges on      Charges        Shares            Shares           Shares             Shares
             Class A Shares  Retained by    Advanced by       Advanced by      Advanced by        Advanced by
                             Distributor1   Distributor2      Distributor2     Distributor2       Distributor
------------ --------------- -------------- ----------------- ---------------- ------------------ ------------------
------------ --------------- -------------- ----------------- ---------------- ------------------ ------------------
   1999            $               $               $                 $                 $                  $
------------ --------------- -------------- ----------------- ---------------- ------------------ ------------------
------------ --------------- -------------- ----------------- ---------------- ------------------ ------------------
   2000            $               $               $                 $                 $                  $
------------ --------------- -------------- ----------------- ---------------- ------------------ ------------------
------------ --------------- -------------- ----------------- ---------------- ------------------ ------------------
   2001            $               $               $                 $                 $                  $
------------ --------------- -------------- ----------------- ---------------- ------------------ ------------------
1. Includes amounts paid to a dealer affiliated with the Distributor's parent.

------------ -------------------------- ------------------------ ------------------------- -------------------------
Fiscal       Class    A     Contingent  Class B Contingent       Class C Contingent        Class N Contingent
Year         Deferred Sales             Deferred Sales           Deferred Sales            Deferred Sales
Ended        Charges Retained           Charges Retained         Charges Retained          Charges Retained
8/31:        by Distributor             by Distributor           by Distributor            By Distributor
------------ -------------------------- ------------------------ ------------------------- -------------------------
------------ -------------------------- ------------------------ ------------------------- -------------------------
   2001                  $                         $                        $                         $
------------ -------------------------- ------------------------ ------------------------- -------------------------

         For  additional  information  about  distribution  of the  Fund's  shares,  including  fees  and  expenses,  please  refer  to
"Distribution and Service Plans," below.

Distribution  and Service Plans.  The Fund has adopted a Service Plan for Class A shares and  Distribution  and Service Plans for Class
B, Class C and Class N shares  under Rule 12b-1 of the  Investment  Company  Act.  Under  those  plans the Fund makes  payments  to the
Distributor  for all or a portion of its costs  incurred in  connection  with the  distribution  and/or  servicing of the shares of the particular class.

         Each plan has been approved by a vote of the Board of Trustees,  including a majority of the  Independent  Trustees,2  cast in person at a meeting called for the purpose of voting on that plan.

         Under the plans, the Manager and the Distributor may make payments to affiliates and, in their sole  discretion,  from time to time,  may use  their  own  resources  (at no  direct  cost to the  Fund) to make  payments  to  brokers,  dealers  or other  financial institutions  for  distribution  and  administrative  services they  perform.  The Manager may use its profits from the advisory fee it receives  from the Fund.  In their sole  discretion,  the  Distributor  and the Manager may increase or decrease the amount of payments they make from their own resources to plan recipients.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the Fund's Board of Trustees and its Independent  Trustees  specifically  vote annually to approve its  continuance.  Approval must be by a vote cast in person at a meeting  called for the purpose of voting on  continuing  the plan. A plan may be  terminated  at any time by the vote of a majority of the  Independent  Trustees or by the vote of the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding shares of that class.

         The Board of Trustees and the  Independent  Trustees must approve all material  amendments to a plan. An amendment to increase materially  the amount of payments to be made under a plan must be approved by  shareholders  of the class  affected by the  amendment.
Because  Class B shares of the Fund  automatically  convert into Class A shares  after six years,  the Fund must obtain the approval of both Class A and Class B shareholders for a proposed  material  amendment to the Class A Plan that would materially  increase  payments under the Plan.  That approval must be by a "majority" (as defined in the Investment  Company Act) of the shares of each class,  voting separately by class.

         While the Plans are in effect,  the Treasurer of the Fund shall provide  separate written reports on the plans to the Board of
Trustees at least  quarterly for its review.  The Reports shall detail the amount of all payments made under a plan and the purpose for which the payments were made. Those reports are subject to the review and approval of the Independent Trustees.

         Each Plan  states  that  while it is in  effect,  the  selection  and  nomination  of those  Trustees  of the Fund who are not
"interested persons" of the Fund is committed to the discretion of the Independent  Trustees.  This does not prevent the involvement of others in the selection and  nomination  process as long as the final  decision as to selection or nomination is approved by a majority of the Independent Trustees.

      Under the plans for a class,  no payment will be made to any  recipient in any quarter in which the  aggregate net asset value of all Fund shares of that class held by the  recipient for itself and its customers  does not exceed a minimum  amount,  if any, that may be set from time to time by a majority  of the  Independent  Trustees.  The Board of  Trustees  has set no minimum  amount of assets to qualify for payments under the plans.

              |_| Class A Service Plan Fees.  Under the Class A service plan, the Distributor  currently uses the fees it receives from the Fund to pay brokers,  dealers and other financial  institutions  (they are referred to as "recipients")  for personal  services and account maintenance  services they provide for their customers who hold Class A shares. The services include,  among others,  answering customer inquiries about the Fund,  assisting in establishing and maintaining  accounts in the Fund, making the Fund's investment plans available and providing other services at the request of the Fund or the Distributor.

         The Class A service plan permits  reimbursements  to the  Distributor at a rate of up to 0.25% of average annual net assets of
Class A shares.  While the plan permits the Board to authorize  payments to the Distributor to reimburse  itself for services under the plan,  the Board has not yet done so. The  Distributor  makes  payments to plan  recipients  quarterly  at an annual rate not to exceed
0.25% of the average annual net assets consisting of Class A shares and held in the accounts of the recipients or their customers.

         For the fiscal year ended August 31, 2001 payments under the Class A Plan totaled  $___________,  all of which was paid by the
Distributor to recipients.  That included  $__________  paid to an affiliate of the  Distributor's  parent  company.  Any  unreimbursed expenses  the  Distributor  incurs with  respect to Class A shares in any fiscal year cannot be  recovered  in  subsequent  years.  The
Distributor  may not use payments  received  under the Class A Plan to pay any of its interest  expenses,  carrying  charges,  or other financial costs, or allocation of overhead.

              |_| Class B, Class C and Class N Service and Distribution Plan Fees. Under each plan,  service fees and distribution fees are  computed on the average of the net asset  value of shares in the  respective  class,  determined  as of the close of each  regular business day during the period.  The Class B, Class C and Class N plans provide for the  Distributor  to be compensated at a flat rate, whether the  Distributor's  distribution  expenses  are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.  The types of  services  that  recipients  provide are similar to the  services  provided  under the Class A service plan, described above.

         The Class B, Class C and Class N plans permit the  Distributor  to retain both the  asset-based  sales charges and the service fees or to pay  recipients  the service fee on a quarterly  basis,  without  payment in advance.  However,  the  Distributor  currently intends to pay the  service  fee to  recipients  in advance  for the first  year after the shares are  purchased.  After the first year shares are outstanding,  the Distributor makes service fee payments  quarterly on those shares. The advance payment is based on the net asset value of shares sold.  Shares  purchased by exchange do not qualify for the advance  service fee payment.  If Class B, Class C or
Class N shares are  redeemed  during the first year after their  purchase,  the  recipient  of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares.

         The Distributor  retains the asset-based sales charge on Class B and Class N shares.  The Distributor  retains the asset-based sales charge on Class C shares during the first year the shares are  outstanding.  It pays the  asset-based  sales charge as an ongoing concession  to the  recipient  on  Class C  shares  outstanding  for a year or  more.  If a dealer  has a  special  agreement  with the
Distributor,  the Distributor will pay the Class B, Class C or Class N service fee and the Class B or Class C asset-based  sales charge to the dealer quarterly in lieu of paying the sales concessions and service fee in advance at the time of purchase.

         The  asset-based  sales charges on Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the  Distributor to compensate  dealers that sell those shares.  The Fund pays the  asset-based  sales charges to the  Distributor  for its  services  rendered  in  distributing  Class B,  Class C and Class N  shares.  The  payments  are made to the
Distributor in recognition that the Distributor:
o        pays sales concessions to authorized brokers and dealers at the time of sale and pays service fees as described above,
o        may finance payment of sales  concessions  and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
o        employs personnel to support distribution of Class B, Class C and Class N shares, and
o        bears the costs of sales  literature,  advertising and prospectuses  (other than those furnished to current  shareholders) and state "blue sky" registration fees and certain other distribution expenses.

       The Distributor's  actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the  contingent  deferred  sales  charges  collected on redeemed  shares and from the Fund under the plans.  If the Class B, Class C or
Class N plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue  payments of the asset-based  sales charge to the Distributor for distributing shares before the plan was terminated.

         All payments under the Class B, Class C and Class N plans are subject to the  limitations  imposed by the Conduct Rules of the
National Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

--------------------------------------------------------------------------------------------------------------------
Distribution Fees Paid to the Distributor for the Year Ended 8/31/01
--------------------------------------------------------------------------------------------------------------------
-------------------- ------------------- -------------------- ----------------------------- ------------------------
Class:               Total               Amount               Distributor's                 Distributor's
                                                              Aggregate                     Unreimbursed
                                                              Unreimbursed                  Expenses as
                     Payments            Retained by          Expenses                      % of Net Assets
                     Under Plan          Distributor          Under Plan                    of Class
-------------------- ------------------- -------------------- ----------------------------- ------------------------
-------------------- ------------------- -------------------- ----------------------------- ------------------------
Class B Plan         $                   $                    $                                           %
-------------------- ------------------- -------------------- ----------------------------- ------------------------
-------------------- ------------------- -------------------- ----------------------------- ------------------------
Class C Plan         $                   $                    $                                          %
-------------------- ------------------- -------------------- ----------------------------- ------------------------
-------------------- ------------------- -------------------- ----------------------------- ------------------------
Class N Plan         $                   $                    $                                          %
-------------------- ------------------- -------------------- ----------------------------- ------------------------

Performance of the Fund

Explanation  of  Performance  Terminology.  The Fund uses a variety of terms to  illustrate  its  investment  performance.  Those terms include  "cumulative  total return,"  "average annual total return," "average annual total return at net asset value" and "total return at net asset  value." An  explanation  of how total  returns  are  calculated  is set forth  below.  The  charts  below show the Fund's performance  as of the Fund's most  recent  fiscal  year end.  You can obtain  current  performance  information  by calling the Fund's
Transfer Agent at 1-800-525-7048 or by visiting the OppenheimerFunds Internet web site at http://www.oppenheimerfunds.com.

         The Fund's  illustrations  of its  performance  data in  advertisements  must comply with rules of the Securities and Exchange
Commission.  Those rules  describe  the types of  performance  data that may be used and how it is to be  calculated.  In general,  any advertisement  by the Fund of its performance  data must include the average annual total returns for the advertised class of shares of the Fund.  Those  returns  must be shown for the 1-, 5- and 10-year  periods (or the life of the class,  if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication).

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance of other funds for the same periods.  However,  a number of factors should be considered before using the Fund's  performance  information as a basis for comparison with other investments:
         o    Total returns  measure the  performance  of a hypothetical  account in the Fund over various  periods and do not show the performance of each shareholder's  account.  Your account's performance will vary from the model performance data if your dividends are received in cash,  or you buy or sell  shares  during the  period,  or you bought  your  shares at a different  time and price than the shares used in the model.
         o    The Fund's performance returns do not reflect the effect of taxes on dividends and capital gains distributions.
         o    An investment in the Fund is not insured by the FDIC or any other government agency.
         o    The  principal  value of the Fund's shares and total returns are not  guaranteed  and normally will  fluctuate on a daily basis.
         o    When an investor's shares are redeemed, they may be worth more or less than their original cost.

         Total  returns  for any given  past  period  represent  historical  performance  information  and are not,  and  should not be considered, a prediction of future returns.

         The performance of each class of shares is shown  separately,  because the performance of each class of shares will usually be different.  That is because of the different kinds of expenses each class bears.  The total returns of each class of shares of the Fund are affected by market conditions,  the quality of the Fund's investments,  the maturity of debt investments,  the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

         |X| Total Return  Information.  There are different types of "total returns" to measure the Fund's  performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period,  assuming that all dividends and capital gains distributions  are  reinvested  in  additional  shares  and that the  investment  is  redeemed  at the end of the  period.  Because  of differences  in expenses for each class of shares,  the total returns for each class are  separately  measured.  The  cumulative  total return measures the change in value over the entire period (for example,  ten years).  An average annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total  return over the entire  period.  However,  average annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized  calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating  total returns for Class A shares,  the current  maximum sales charge of 5.75% (as a percentage of the offering price) is deducted from the initial  investment ("P") (unless the return is shown without sales charge, as described below).  For Class
B shares,  payment of the  applicable  contingent  deferred  sales  charge is applied,  depending on the period for which the return is shown:  5.0% in the first year, 4.0% in the second year, 3.0% in the third and fourth years,  2.0% in the fifth year, 1.0% in the sixth year and none thereafter.  For Class C shares,  the 1% contingent  deferred sales charge is deducted for returns for the 1-year period.
For Class N shares, the 1% contingent  deferred sales charge is deducted for returns for the 18 month period.  There is no sales charge for Class Y shares.

              |_| Average Annual Total Return.  The "average annual total return" of each class is an average annual compounded rate of return for each year in a specified  number of years.  It is the rate of return based on the change in value of a hypothetical  initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending  Redeemable  Value
("ERV" in the formula) of that investment, according to the following formula:

                                ERV - 1 = Average Annual Total Return
                            -------------
                                 P

              |_| Cumulative Total Return.  The "cumulative  total return"  calculation  measures the change in value of a hypothetical investment  of $1,000 over an entire period of years.  Its  calculation  uses some of the same factors as average  annual total return, but it does not average the rate of return on an annual basis. Cumulative total return is determined as follows:

                                ERV - P = Total Return
                             ------------
                                   P

              |_| Total Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative or an average  annual total return "at net asset value" (without  deducting sales charges) for Class A, Class B or Class N shares.  Each is based on the difference in net asset  value per  share at the  beginning  and the end of the  period  for a  hypothetical  investment  in that  class of shares
(without  considering  front-end or contingent  deferred sales charges) and takes into  consideration the reinvestment of dividends and capital gains distributions.

--------------------------------------------------------------------------------------------------------------------
                              The Fund's Total Returns for the Periods Ended 8/31/01
--------------------------------------------------------------------------------------------------------------------
------------- ------------------------- ----------------------------------------------------------------------------
Class         Cumulative Total                                 Average Annual Total Returns
of            Returns (10 years or
Shares        Life of Class)
------------- ------------------------- ----------------------------------------------------------------------------
------------- ------------------------- ------------------------- ------------------------- ------------------------
                                                 1-Year                    5-Year                   10-Year
                                                                     (or life-of-class)       (or life-of-class)
------------- ------------------------- ------------------------- ------------------------- ------------------------
------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
              After        Without      After        Without      After        Without      After        Without
              Sales        Sales        Sales        Sales        Sales        Sales        Sales        Sales
              Charge       Charge       Charge       Charge       Charge       Charge       Charge       Charge
------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
Class A       %1%1%            %            %            %            %1%1
------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
Class B       %2%2%            %            %            %            %2%2
------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
Class C       %3%3%            %            %3%3           N/A          N/A
------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
Class N       %            %            %            %            %            %
------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
1. Inception of Class A:   12/1/70
2. Inception of Class B:   8/17/93.  Because Class B shares  convert to Class A shares 72 months after  purchase,  the  "Life-of-Class"
return for Class B shares uses Class A performance for the period after conversion.
3. Inception of Class C:   11/1/95
4. Inception of Class N:   3/1/01

Other Performance Comparisons.  The Fund compares its performance annually to that of an appropriate  broadly-based market index in its
Annual Report to shareholders.  You can obtain that information by contacting the Transfer Agent at the addresses or telephone  numbers shown  on the  cover  of this  Statement  of  Additional  Information.  The Fund may  also  compare  its  performance  to that of other investments,  including  other mutual funds,  or use rankings of its  performance by independent  ranking  entities.  Examples of these performance comparisons are set forth below.

              |_| Lipper  Rankings.  From time to time the Fund may publish the ranking of the  performance of its classes of shares by
Lipper  Analytical  Services,  Inc.  Lipper is a  widely-recognized  independent  mutual fund monitoring  service.  Lipper monitors the performance of regulated  investment  companies,  including the Fund,  and ranks their  performance  for various  periods in categories based on  investment  styles.  Lipper  currently  ranks the Fund's  performance  against  all other  equity  income  funds.  The Lipper performance  rankings are based on total returns that include the reinvestment of capital gain  distributions  and income dividends but do not take sales charges or taxes into  consideration.  Lipper also publishes  "peer-group"  indices of the  performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

              |_|  Morningstar  Rankings.  From time to time the Fund may publish the ranking and/or star rating of the  performance of its classes of shares by Morningstar,  Inc., an independent  mutual fund monitoring  service.  Morningstar rates and ranks mutual funds in broad  investment  categories:  domestic stock funds,  international  stock funds,  taxable bond funds and municipal bond funds. The
Fund is included in the domestic stock category.

         Morningstar  proprietary star ratings reflect historical  risk-adjusted total investment return.  Investment return measures a fund's (or class's) one-,  three-,  five- and ten-year  average annual total returns  (depending on the inception of the fund or class)
in excess of 90-day U.S.  Treasury bill returns  after  considering  the fund's sales charges and expenses.  Risk measures a fund's (or class's)  performance  below  90-day U.S.  Treasury  bill  returns.  Risk and  investment  return are  combined to produce star ratings reflecting  performance  relative to the other fund in the fund's  category.  Five stars is the "highest" rating (top 10% of funds in a category),  four stars is "above average" (next 22.5%),  three stars is "average" (next 35%), two stars is "below average" (next 22.5%)
and one star is "lowest" (bottom 10%). The current star ranking is the fund's (or class's)  overall rating,  which is the fund's 3-year rating or its combined 3- and 5-year rating  (weighted  60%/40%  respectively),  or its combined 3-, 5-, and 10-year ranking  (weighted
40%/30%/30%, respectively), depending on the inception date of the fund (or class). Ratings are subject to change monthly.

         The Fund may also  compare its total return  ranking to that of other funds in its  Morningstar  category,  in addition to its star ratings.  Those total return  rankings are  percentages  from one percent to one hundred  percent and are not risk  adjusted.  For example if a fund is in the 94th percentile, that means that 94% of the funds in the same category performed better than it did.

         |_|  Performance  Rankings and Comparisons by Other Entities and  Publications.  From time to time the Fund may include in its advertisements  and sales literature  performance  information about the Fund cited in newspapers and other periodicals such as The New
York Times,  The Wall Street Journal,  Barron's,  or similar  publications.  That information may include  performance  quotations from other sources,  including  Lipper and  Morningstar.  The performance of the Fund's classes of shares may be compared in publications to the performance of various market indices or other  investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

         Investors  may also wish to compare  the  returns  on the Fund's  share  classes  to the  return on  fixed-income  investments available from banks and thrift institutions.  Those include  certificates of deposit,  ordinary  interest-paying  checking and savings accounts,  and other forms of fixed or variable time deposits,  and various other  instruments  such as Treasury  bills.  However,  the
Fund's  returns and share price are not  guaranteed  or insured by the FDIC or any other agency and will  fluctuate  daily,  while bank depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer  Agent,  and of the investor  services provided by them to shareholders of the Oppenheimer funds, other than performance  rankings of the Oppenheimer funds themselves.  Those ratings or rankings of shareholder and investor  services by third parties may include  comparisons of their services to those provided by other  mutual  fund  families  selected  by the rating or ranking  services.  They may be based upon the  opinions  of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From  time to time the Fund may  include  in its  advertisements  and  sales  literature  the total  return  performance  of a hypothetical  investment  account that includes shares of the fund and other Oppenheimer  funds. The combined account may be part of an illustration of an asset  allocation model or similar  presentation.  The account  performance may combine total return  performance of the fund and the total return  performance of other  Oppenheimer  funds included in the account.  Additionally,  from time to time, the
Fund's  advertisements  and sales  literature  may  include,  for  illustrative  or  comparative  purposes,  statistical  data or other information about general or specific market and economic conditions. That may include, for example,
o        information about the performance of certain securities or commodities markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information relating to the gross national or gross domestic product of the United States or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

ABOUT YOUR ACCOUNT

How to Buy Shares

Additional  information  is  presented  below about the methods  that can be used to buy shares of the Fund.  Appendix C contains  more information  about the special  sales charge  arrangements  offered by the Fund,  and the  circumstances  in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are  purchased  through  AccountLink,  each  purchase  must be at least $25.  Shares will be purchased on the regular  business day the  Distributor  is  instructed  to initiate the Automated  Clearing  House ("ACH")  transfer to buy the shares.
Dividends  will begin to accrue on shares  purchased  with the proceeds of ACH transfers on the business day the Fund receives  Federal
Funds for the purchase  through the ACH system before the close of The New York Stock  Exchange.  The Exchange  normally closes at 4:00
P.M.,  but may close earlier on certain  days.  If Federal  Funds are received on a business day after the close of the  Exchange,  the shares will be purchased  and  dividends  will begin to accrue on the next regular  business  day.  The proceeds of ACH  transfers  are normally  received by the Fund 3 days after the transfers are  initiated.  The  Distributor  and the Fund are not  responsible  for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of
Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor, dealers and brokers  making such sales.  No sales  charge is imposed in certain  other  circumstances  described  in Appendix C to this
Statement of Additional Information because the Distributor or dealer or broker incurs little or no selling expenses.

         |X| Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of Class A shares,  you and your spouse can add together:
o        Class A, Class B and Class N shares you purchase for your individual  accounts  (including IRAs and 403(b) plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current  purchases of Class A, Class B and Class N shares of the Fund and other  Oppenheimer  funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A, Class B and Class N shares of  Oppenheimer  funds you  previously  purchased  subject  to an  initial  or  contingent deferred  sales charge to reduce the sales  charge rate for current  purchases  of Class A shares,  provided  that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares  purchased for a trust,  estate or other  fiduciary  account  (including one or more employee benefit plans of the same employer) that has multiple  accounts.  The Distributor will add the value, at current offering price, of the shares you  previously  purchased and currently own to the value of current  purchases to determine the sales charge rate that applies.
The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

         |X| The Oppenheimer  Funds. The Oppenheimer  funds are those mutual funds for which the Distributor acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                        Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                        Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                        Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                        Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                              Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                             Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                         Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                      Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                          Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                      Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                   Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                             Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                       Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                  Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                      Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                      Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                      Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                     Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                      Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                  Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                      Oppenheimer Value Fund
Oppenheimer International Bond Fund                          Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                        Rochester Fund Municipals
Oppenheimer International Small Company Fund                 OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Limited-Term Government Fund                     OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund                 OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                     OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                       OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                      OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund

And the following money market funds:

Centennial America Fund, L. P.                               Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                       Centennial Tax Exempt Trust
Centennial Government Trust                                  Oppenheimer Cash Reserves
Centennial Money Market Trust                                Oppenheimer Money Market Fund, Inc.

1 - "OSM" is Oppenheimer Select Managers

         There is an initial  sales charge on the purchase of Class A shares of each of the  Oppenheimer  funds except the money market funds. Under certain circumstances described in this Statement of Additional  Information,  redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

Letters  of  Intent.  Under a Letter  of  Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other
Oppenheimer  funds during a 13-month  period,  you can reduce the sales  charge rate that applies to your  purchases of Class A shares.
The total amount of your  intended  purchases of both Class A and Class B shares will  determine  the reduced sales charge rate for the
Class A shares purchased during that period. You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's  statement in writing to the  Distributor  of the intention to purchase  Class A shares or
Class A and Class B shares of the Fund (and other Oppenheimer  funds) during a 13-month period (the "Letter of Intent period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the investor's intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds, will equal or exceed the amount  specified in the Letter.  Purchases  made by  reinvestment  of dividends or  distributions  of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables an investor to count the Class A and Class B shares  purchased  under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of  Accumulation to current  purchases  of Class A shares.  Each  purchase  of Class A shares  under the Letter will be made at the public  offering  price
(including  the sales charge) that applies to a single  lump-sum  purchase of shares in the amount  intended to be purchased  under the
Letter.

         In submitting a Letter, the investor makes no commitment to purchase shares.  However,  if the investor's  purchases of shares within the Letter of Intent period,  when added to the value (at offering  price) of the investor's  holdings of shares on the last day of that period, do not equal or exceed the intended  purchase amount,  the investor agrees to pay the additional amount of sales charge applicable  to such  purchases.  That amount is  described in "Terms of Escrow,"  below (those terms may be amended by the  Distributor from time to time).  The investor  agrees that shares equal in value to 5% of the  intended  purchase  amount will be held in escrow by the  Transfer  Agent  subject  to the Terms of Escrow.  Also,  the  investor  agrees to be bound by the terms of the  Prospectus,  this
Statement of Additional  Information and the Application used for a Letter of Intent.  If those terms are amended,  as they may be from time to time by the Fund, the investor agrees to be bound by the amended terms and that those  amendments will apply  automatically  to existing Letters of Intent.

         If the total eligible  purchases made during the Letter of Intent period do not equal or exceed the intended  purchase amount, the  commissions  previously  paid to the dealer of record for the account and the amount of sales charge  retained by the  Distributor will be adjusted to the rates  applicable to actual total  purchases.  If total eligible  purchases  during the Letter of Intent period exceed the intended  purchase  amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the
Prospectus,  the sales  charges  paid will be  adjusted  to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor the excess of the amount of concessions  allowed or paid to the dealer over the amount of concessions  that apply to the actual  amount of  purchases.  The excess  concessions  returned to the  Distributor  will be used to purchase  additional shares  for the  investor's  account  at the net asset  value per share in  effect  on the date of such  purchase,  promptly  after the
Distributor's receipt thereof.

         The  Transfer  Agent  will not hold  shares in escrow  for  purchases  of  shares of the Fund and other  Oppenheimer  funds by
OppenheimerFunds  prototype  401(k) plans under a Letter of Intent.  If the intended  purchase  amount under a Letter of Intent entered into by an  OppenheimerFunds  prototype 401(k) plan is not purchased by the plan by the end of the Letter of Intent period,  there will be no adjustment of  concessions  paid to the  broker-dealer  or financial  institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination of the Letter of Intent  period will be deducted.  It is the  responsibility  of the dealer of record and/or the investor to advise the
Distributor  about the  Letter in placing  any  purchase  orders for the  investor  during  the  Letter of Intent  period.  All of such purchases must be made through the Distributor.

         |_| Terms of Escrow That Apply to Letters of Intent.

         1. Out of the initial purchase (or subsequent  purchases if necessary) made pursuant to a Letter,  shares of the Fund equal in value up to 5% of the intended  purchase amount specified in the Letter shall be held in escrow by the Transfer Agent. For example,  if the intended  purchase  amount is $50,000,  the escrow shall be shares valued in the amount of $2,500  (computed at the offering  price adjusted for a $50,000  purchase).  Any  dividends  and capital  gains  distributions  on the  escrowed  shares will be credited to the investor's account.

         2. If the total  minimum  investment  specified  under the  Letter is  completed  within the  thirteen-month  Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3. If, at the end of the  thirteen-month  Letter of Intent period the total purchases pursuant to the Letter are less than the intended  purchase  amount  specified  in the Letter,  the investor  must remit to the  Distributor  an amount equal to the  difference between  the dollar  amount of sales  charges  actually  paid and the amount of sales  charges  which would have been paid if the total amount  purchased  had been made at a single  time.  That  sales  charge  adjustment  will apply to any  shares  redeemed  prior to the completion of the Letter.  If the  difference in sales charges is not paid within twenty days after a request from the  Distributor  or the dealer,  the Distributor  will,  within sixty days of the expiration of the Letter,  redeem the number of escrowed shares necessary to realize such difference in sales charges.  Full and fractional  shares remaining after such redemption will be released from escrow.
If a request is received to redeem  escrowed  shares prior to the payment of such  additional  sales  charge,  the sales charge will be withheld from the redemption proceeds.

         4. By signing the Letter,  the  investor  irrevocably  constitutes  and appoints the  Transfer  Agent as  attorney-in-fact  to surrender for redemption any or all escrowed shares.

         5. The shares  eligible for purchase under the Letter (or the holding of which may be counted  toward  completion of a Letter)
include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares  acquired by exchange of either (1) Class A shares of one of the other  Oppenheimer  funds that were acquired  subject to a Class A initial or contingent  deferred sales charge or (2) Class B shares of one of the other
                  Oppenheimer funds that were acquired subject to a contingent deferred sales charge.

         6.  Shares  held in escrow  hereunder  will  automatically  be  exchanged  for shares of another  fund to which an exchange is requested,  as described in the section of the Prospectus  entitled "How to Exchange Shares" and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly  from a bank account,  you must enclose a check (the minimum is $25) for the initial  purchase  with your  application.  Shares  purchased by Asset Builder Plan payments from bank accounts are subject to the redemption  restrictions  for recent purchases  described in the Prospectus.  Asset Builder Plans are available only if your bank is an ACH member.  Asset Builder  Plans may not be used to buy shares for  OppenheimerFunds  employer-sponsored  qualified retirement  accounts.  Asset  Builder Plans also enable  shareholders  of  Oppenheimer  Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make payments from your bank account to purchase shares of the Fund,  your bank account will be debited  automatically.
Normally  the debit will be made two  business  days prior to the  investment  dates you  selected  on your  Application.  Neither  the
Distributor,  the Transfer Agent nor the Fund shall be responsible  for any delays in purchasing  shares that result from delays in ACH transmissions.

         Before you establish  Asset Builder  payments,  you should  obtain a prospectus  of the selected  fund(s) from your  financial advisor (or the Distributor)  and request an application  from the Distributor.  Complete the application and return it. You may change the amount of the Asset  Builder  payment or you can  terminate  these  automatic  investments  at any time by writing to the  Transfer
Agent. The Transfer Agent requires a reasonable  period  (approximately  10 days) after receipt of your instructions to implement them.
The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain  types of Retirement  Plans are entitled to purchase  shares of the Fund without sales charge or at reduced sales charge rates, as described in Appendix C to this Statement of Additional  Information.  Certain special sales charge arrangements described in that Appendix apply to retirement  plans whose records are maintained on a daily  valuation  basis by Merrill Lynch Pierce
Fenner & Smith,  Inc. or an independent  record keeper that has a contract or special  arrangement  with Merrill Lynch.  If on the date the plan sponsor  signed the Merrill  Lynch record  keeping  service  agreement the Plan has less than $3 million in assets (other than assets  invested in money market funds) invested in applicable  investments,  then the retirement plan may purchase only Class B shares of the Oppenheimer  funds.  Any retirement  plans in that category that currently  invest in Class B shares of the Fund will have their
Class B shares converted to Class A shares of the Fund when the Plan's applicable investments reach $5 million.

Cancellation  of  Purchase  Orders.  Cancellation  of purchase  orders for the Fund's  shares (for  example,  when a purchase  check is returned to the Fund unpaid)  causes a loss to be incurred  when the net asset value of the Fund's shares on the  cancellation  date is less than on the  purchase  date.  That loss is equal to the amount of the decline in the net asset value per share  multiplied  by the number of shares in the purchase  order.  The investor is  responsible  for that loss. If the investor fails to compensate the Fund for the loss,  the  Distributor  will do so. The Fund may reimburse the  Distributor  for that amount by redeeming  shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund represents an interest in the same portfolio of investments of the Fund.  However, each class has different  shareholder  privileges and features.  The net income  attributable to Class B, Class C or Class N shares and the dividends payable on Class B, Class C or Class N shares will be reduced by incremental  expenses borne solely by that class.  Those expenses include the asset-based sales charges to which Class B, Class C and Class N shares are subject.

         The  availability  of different  classes of shares permits an investor to choose the method of purchasing  shares that is more appropriate for the investor.  That may depend on the amount of the purchase,  the length of time the investor  expects to hold shares, and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial  sales  charge.  While Class B and Class C shares have no initial  sales charge,  the purpose of the deferred  sales charge and  asset-based  sales charge on Class B, Class C and
Class N shares is the same as that of the initial sales charge on Class A shares - to compensate the Distributor  and brokers,  dealers and financial  institutions  that sell shares of the Fund. A salesperson who is entitled to receive  compensation  from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares rather than another.

         The  Distributor  will not  accept any order in the  amount of  $500,000  or more for Class B shares or $1 million or more for
Class C shares on behalf of a single investor (not including dealer "street name" or omnibus  accounts).  That is because  generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

              |_| Class B Conversion.  Under current  interpretation of applicable federal tax law by the Internal Revenue Service, the conversion  of Class B shares to Class A shares  after six  years is not  treated  as a  taxable  event  for the  shareholder.  For the shareholder,  if those  laws,  or the IRS  interpretation  of those  laws,  should  change,  the  automatic  conversion  feature may be suspended.  In that event,  no further  conversion  of Class B shares would occur while that  suspension  remained in effect.  Although
Class B shares  could then be exchanged  for Class A shares on the basis of relative  net asset value of the two  classes,  without the imposition of a sales charge or fee, such exchange  could  constitute a taxable event for the  shareholder,  and absent such  exchange,
Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

         |X|  Availability of Class N Shares.  In addition to the description of the types of retirement plans which may purchase
Class N shares contained in the prospectus, Class N shares also are offered to the following:

o        to all rollover IRAs,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group Retirement Plans (as defined in Appendix C to this Statement of Additional Information) which have entered into a special agreement with the Distributor for that purpose,
o        to Retirement Plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, the recordkeeper or the plan sponsor for which has entered into a special agreement with the Distributor,
o        to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the Oppenheimer funds is
                      $500,000 or more,
o        to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

              |_|  Allocation  of Expenses.  The Fund pays  expenses  related to its daily  operations,  such as  custodian  bank fees,
Trustees' fees,  transfer agency fees, legal fees and auditing costs. Those expenses are paid out of the Fund's assets and are not paid directly by  shareholders.  However,  those  expenses  reduce the net asset value of shares,  and  therefore  are  indirectly  borne by shareholders through their investment.

         The methodology for calculating the net asset value,  dividends and  distributions of the Fund's share classes  recognizes two types of expenses.  General  expenses  that do not pertain  specifically  to any one class are  allocated pro rata to the shares of all classes.  The allocation is based on the  percentage of the Fund's total assets that is  represented  by the assets of each class,  and then equally to each outstanding  share within a given class.  Such general expenses include  management fees,  legal,  bookkeeping and audit fees, printing and mailing costs of shareholder reports,  Prospectuses,  Statements of Additional Information and other materials for current  shareholders,  fees to unaffiliated  Trustees,  custodian bank expenses,  share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other expenses that are directly  attributable to a particular class are allocated  equally to each  outstanding  share within that class.  Examples of such expenses  include  distribution and service plan (12b-1) fees,  transfer and shareholder  servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset Values Per Share.  The net asset values per share of each class of shares of the Fund are  determined as of the close of business of The New York Stock  Exchange on each day that the Exchange is open.  The  calculation  is done by dividing the value of the Fund's net assets  attributable  to a class by the  number of shares of that  class  that are  outstanding.  The  Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example,  in case of weather  emergencies or on days falling before a holiday).  The  Exchange's  most recent annual  announcement  (which is subject to change) states that it will close on New Year's Day,  Presidents'  Day,  Martin Luther King,  Jr. Day,  Good Friday,  Memorial Day,  Independence  Day,  Labor Day,
Thanksgiving Day and Christmas Day. It may also close on other days.

         Dealers  other than  Exchange  members  may  conduct  trading in certain  securities  on days on which the  Exchange is closed
(including  weekends  and U. S.  holidays)  or after 4:00 P.M.  on a regular  business  day.  The Fund's net asset  values  will not be calculated  on those days,  and the value of some of the  portfolio  securities  may change on those days,  when  shareholders  may not purchase or redeem  shares.  Additionally,  trading on European and Asian stock  exchanges  and  over-the-counter  markets  normally is completed before the close of The New York Stock Exchange.

         Changes in the values of securities  traded on foreign  exchanges or markets as a result of events that occur after the prices of those  securities  are  determined,  but  before  the close of The New York  Stock  Exchange,  will not be  reflected  in the Fund's calculation  of its net asset  values that day unless the Manager  determines  that the event is likely to effect a material  change in the value of the security. The Manager may make that determination, under procedures established by the Board.

         |X|  Securities  Valuation.  The  Fund's  Board of  Trustees  has  established  procedures  for the  valuation  of the  Fund's securities. In general those procedures are as follows:

         o    Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
(1)      if last sale information is regularly  reported,  they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale  information is not available on a valuation  date, they are valued at the last reported sale price preceding the valuation  date if it is within the spread of the closing "bid" and "asked"  prices on the valuation date or, if not, at the closing "bid" price on the valuation date.
         o    Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:
(1)      at the last sale price available to the pricing service approved by the Board of Trustees, or
(2)      at the last sale price  obtained by the Manager from the report of the  principal  exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)      at the mean between the "bid" and "asked" prices  obtained from the principal  exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.
         o    Long-term  debt  securities  having a remaining  maturity in excess of 60 days are valued  based on the mean  between the
"bid" and "asked" prices  determined by a portfolio pricing service approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.
         o    The following  securities  are valued at the mean between the "bid" and "asked"  prices  determined by a pricing  service approved by the Fund's  Board of Trustees or obtained  by the Manager  from two active  market  makers in the  security on the basis of reasonable inquiry:
(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)      non-money market debt  instruments that had a maturity of 397 days or less when issued and which have a remaining  maturity of
                  60 days or less.
         o    The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:
(1)      money market debt securities  held by a non-money  market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
         o    Securities  (including  restricted  securities) not having  readily-available  market quotations are valued at fair value determined  under the Board's  procedures.  If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked"  prices  provided by a single  active  market maker (which in certain  cases may be the "bid" price if no "asked" price is available).

         In the case of U.S. government  securities,  mortgage-backed  securities,  corporate bonds and foreign government  securities, when last sale  information is not generally  available,  the Manager may use pricing services  approved by the Board of Trustees.  The pricing  service may use "matrix"  comparisons  to the prices for comparable  instruments on the basis of quality,  yield and maturity.
Other special factors may be involved (such as the tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That  monitoring may include  comparing  prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing service that the Manager has determined to be reliable are used to value foreign  currency,  including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

         Puts,  calls,  and futures are valued at the last sale price on the principal  exchange on which they are traded or on NASDAQ, as  applicable,  as determined by a pricing  service  approved by the Board of Trustees or by the Manager.  If there were no sales that day,  they shall be valued at the last sale price on the  preceding  trading  day if it is within the spread of the  closing  "bid" and
"asked"  prices on the principal  exchange or on NASDAQ on the valuation  date. If not, the value shall be the closing bid price on the principal  exchange or on NASDAQ on the valuation date. If the put, call or future is not traded on an exchange or on NASDAQ,  it shall be valued by the mean between "bid" and "asked"  prices  obtained by the Manager from two active market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option,  an amount  equal to the premium  received is included in the Fund's  Statement  of Assets and
Liabilities as an asset. An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current market value of the option.  In determining  the Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.  If a call or put written by the Fund expires,  the Fund has a gain in the amount of the  premium.  If the Fund enters  into a closing  purchase  transaction,  it will have a gain or loss,  depending  on whether the premium  received  was more or less than the cost of the closing  transaction.  If the Fund  exercises a put it holds,  the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

Information  on how to sell shares of the Fund is stated in the  Prospectus.  The  information  below provides  additional  information about the procedures and conditions for redeeming shares.

Reinvestment Privilege. Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:
         o    Class A shares  purchased  subject to an initial  sales  charge or Class A shares on which a  contingent  deferred  sales charge was paid, or
         o    Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made without sales charge only in Class A shares of the Fund or any of the other  Oppenheimer  funds into which shares of the Fund are  exchangeable as described in "How to Exchange Shares" below.  Reinvestment  will be at the net asset value next computed after the Transfer Agent receives the  reinvestment  order.  The  shareholder  must ask the Transfer Agent for that privilege at the time of reinvestment.  This privilege does not apply to Class C shares. The Fund may amend,  suspend or cease offering this reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital gain that was  realized  when the shares were  redeemed is taxable,  and  reinvestment  will not alter any capital gains  tax  payable  on that  gain.  If  there  has  been a  capital  loss on the  redemption,  some or all of the  loss may not be tax deductible,  depending on the timing and amount of the  reinvestment.  Under the Internal  Revenue Code, if the redemption  proceeds of
Fund shares on which a sales charge was paid are  reinvested in shares of the Fund or another of the  Oppenheimer  funds within 90 days of payment of the sales  charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales  charge paid.  That would reduce the loss or increase the gain  recognized  from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The Prospectus  states that payment for shares  tendered for redemption is ordinarily made in cash.  However,  the
Board of Trustees of the Fund may determine that it would be detrimental  to the best  interests of the remaining  shareholders  of the
Fund to make payment of a redemption  order wholly or partly in cash. In that case, the Fund may pay the  redemption  proceeds in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act.  Under that rule,  the Fund is obligated to redeem  shares  solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur brokerage or other costs in selling the securities for cash.  The Fund will value  securities  used to pay  redemptions in kind using the same method the Fund uses to value its portfolio securities  described  above under  "Determination  of Net Asset  Values Per  Share."  That  valuation  will be made as of the time the redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Trustees  has the right to cause the  involuntary  redemption  of the shares held in any account if the  aggregate  net asset value of those shares is less than $200 or such lesser amount as the Board may fix. The Board will not cause the  involuntary  redemption  of shares in an account if the  aggregate  net asset value of such shares has fallen  below the stated minimum solely as a result of market  fluctuations.  If the Board exercises this right, it may also fix the requirements for any notice to be given to the  shareholders  in question (not less than 30 days).  The Board may  alternatively  set  requirements  for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers  the payment of sales  charges.
Therefore,  shares are not subject to the payment of a  contingent  deferred  sales  charge of any class at the time of transfer to the name of another person or entity. It does not matter whether the transfer occurs by absolute  assignment,  gift or bequest,  as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are transferred,  the transferred  shares will remain subject to the contingent  deferred sales charge. It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all shares held in an account are  transferred,  and some but not all shares in the account would be subject to a contingent  deferred  sales charge if redeemed at the time of transfer,  the priorities  described in the Prospectus  under "How to Buy
Shares" for the  imposition of the Class B, Class C or Class N contingent  deferred  sales charge will be followed in  determining  the order in which shares are transferred.

Sending  Redemption  Proceeds by Wire.  The wire of  redemption  proceeds may be delayed if the Fund's  custodian  bank is not open for business on a day when the Fund would  normally  authorize the wire to be made,  which is usually the Fund's next regular  business day following the redemption.  In those circumstances,  the wire will not be transmitted until the next bank business day on which the Fund is open for business. No dividends will be paid on the proceeds of redeemed shares awaiting transfer by wire.

Distributions  From Retirement Plans.  Requests for distributions  from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)  custodial plans,
401(k) plans or pension or profit-sharing plans should be addressed to "Trustee,  OppenheimerFunds  Retirement Plans," c/o the Transfer
Agent  at its  address  listed  in "How To Sell  Shares"  in the  Prospectus  or on the  back  cover of this  Statement  of  Additional
Information. The request must
(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed persons) in  OppenheimerFunds-sponsored  pension or profit-sharing plans with shares of the Fund held in the name of the plan or its fiduciary may not directly request  redemption of their accounts.  The plan  administrator or fiduciary must sign the request.

         Distributions  from pension and profit sharing plans are subject to special  requirements  under the Internal Revenue Code and certain  documents  (available from the Transfer  Agent) must be completed and submitted to the Transfer Agent before the  distribution may be made.  Distributions  from retirement  plans are subject to withholding  requirements  under the Internal  Revenue Code, and IRS
Form W-4P  (available  from the  Transfer  Agent)  must be  submitted  to the  Transfer  Agent with the  distribution  request,  or the distribution may be delayed.  Unless the shareholder has provided the Transfer Agent with a certified tax  identification  number,  the
Internal  Revenue Code requires that tax be withheld from any  distribution  even if the  shareholder  elects not to have tax withheld.
The Fund, the Manager, the Distributor,  and the Transfer Agent assume no responsibility to determine whether a distribution  satisfies the conditions of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for Repurchase of Shares from Dealers and Brokers.  The Distributor is the Fund's agent to repurchase its shares from authorized  dealers or brokers on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next computed after the Distributor  receives an order placed by the dealer or broker.  However,  if the  Distributor  receives a repurchase  order from a dealer or broker after the close of
The New York Stock  Exchange on a regular  business  day, it will be  processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so earlier on some days.  Additionally,  the order must have been transmitted to and received by the Distributor  prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a broker-dealer  under this procedure,  payment will be made within three business days after the  shares  have been  redeemed  upon the  Distributor's  receipt of the  required  redemption  documents  in proper  form.  The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and Exchange  Plans.  Investors  owning  shares of the Fund valued at $5,000 or more can  authorize the Transfer
Agent to redeem shares (having a value of at least $50)  automatically  on a monthly,  quarterly,  semi-annual or annual basis under an
Automatic  Withdrawal  Plan.  Shares will be redeemed three business days prior to the date requested by the shareholder for receipt of the  payment.  Automatic  withdrawals  of up to $1,500 per month may be  requested  by  telephone  if payments  are to be made by check payable to all  shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required minimum  distributions from  OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

         Payments are normally made by check, but shareholders  having AccountLink  privileges (see "How To Buy Shares") may arrange to
have  Automatic   Withdrawal  Plan  payments   transferred  to  the  bank  account   designated  on  the  Account   Application  or  by
signature-guaranteed  instructions sent to the Transfer Agent.  Shares are normally  redeemed pursuant to an Automatic  Withdrawal Plan three business days before the payment  transmittal date you select in the Account  Application.  If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

         The Fund  cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend,  suspend or discontinue  offering these plans at any time without prior notice.  Because of the sales charge  assessed on Class A share  purchases, shareholders  should not make regular additional Class A share purchases while  participating in an Automatic  Withdrawal Plan. Class B and Class C shareholders  should not establish  withdrawal plans,  because of the imposition of the contingent deferred sales charge on such  withdrawals  (except  where the  contingent  deferred  sales  charge is waived as  described  in Appendix C to this  Statement of
Additional Information.

         By requesting an Automatic  Withdrawal or Exchange Plan,  the  shareholder  agrees to the terms and  conditions  that apply to such plans, as stated below.  These provisions may be amended from time to time by the Fund and/or the Distributor.  When adopted,  any amendments will automatically apply to existing Plans.

         |X| Automatic Exchange Plans.  Shareholders can authorize the Transfer Agent to exchange a pre-determined  amount of shares of the Fund for shares (of the same class) of other Oppenheimer funds automatically on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Exchange Plan. The minimum amount that may be exchanged to each other fund account is $25.  Instructions  should be provided on the  OppenheimerFunds  Application or  signature-guaranteed  instructions.  Exchanges made under these plans are subject to the  restrictions  that apply to exchanges as set forth in "How to Exchange  Shares" in the  Prospectus  and below in this Statement of
Additional Information.

         |X|  Automatic  Withdrawal  Plans.  Fund shares will be redeemed as necessary to meet  withdrawal  payments.  Shares  acquired without a sales charge will be redeemed  first.  Shares  acquired with  reinvested  dividends and capital gains  distributions  will be redeemed next,  followed by shares acquired with a sales charge,  to the extent necessary to make withdrawal  payments.  Depending upon the amount  withdrawn,  the investor's  principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

         The  Transfer  Agent  will  administer  the  investor's  Automatic  Withdrawal  Plan  as  agent  for the  shareholder(s)  (the
"Planholder") who executed the Plan  authorization and application  submitted to the Transfer Agent.  Neither the Fund nor the Transfer
Agent shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer Agent in good faith to administer the Plan.  Share  certificates  will not be issued for shares of the Fund purchased for and held under the Plan, but the Transfer Agent will credit all such shares to the account of the  Planholder on the records of the Fund. Any share  certificates  held by a Planholder may be surrendered  unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the  certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal Plans,  distributions of capital gains must be reinvested in shares of the Fund, which  will be done at net  asset  value  without  a sales  charge.  Dividends  on shares  held in the  account  may be paid in cash or reinvested.

         Shares will be redeemed to make  withdrawal  payments at the net asset  value per share  determined  on the  redemption  date.
Checks or AccountLink  payments  representing the proceeds of Plan  withdrawals will normally be transmitted  three business days prior to the date selected for receipt of the payment,  according to the choice  specified in writing by the  Planholder.  Receipt of payment on the date selected cannot be guaranteed.

         The  amount and the  interval  of  disbursement  payments  and the  address  to which  checks are to be mailed or  AccountLink payments are to be sent may be changed at any time by the Planholder by writing to the Transfer Agent.  The Planholder  should allow at least two weeks' time after mailing such  notification for the requested  change to be put in effect.  The Planholder may, at any time, instruct the  Transfer  Agent by written  notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case,  the Transfer Agent will redeem  the  number of shares  requested  at the net asset  value  per share in effect  and will mail a check for the  proceeds  to the
Planholder.

         The Planholder  may terminate a Plan at any time by writing to the Transfer  Agent.  The Fund may also give  directions to the
Transfer  Agent to terminate a Plan.  The Transfer  Agent will also  terminate a Plan upon its receipt of evidence  satisfactory  to it that the Planholder has died or is legally  incapacitated.  Upon  termination of a Plan by the Transfer Agent or the Fund,  shares that have  not  been  redeemed  will be  held in  uncertificated  form  in the  name of the  Planholder.  The  account  will  continue  as a dividend-reinvestment,  uncertificated  account  unless and until proper  instructions  are received  from the  Planholder,  his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as collateral for a debt,  the  Planholder  may request  issuance of a portion of the shares in certificated  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a certificate may be issued without causing the withdrawal checks to stop. However,  should such uncertificated  shares become exhausted,
Plan withdrawals will terminate.

         If the Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have  appointed  any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the  Prospectus,  shares of a particular  class of Oppenheimer  funds having more than one class of shares may be exchanged only for shares of the same class of other  Oppenheimer  funds.  Shares of Oppenheimer funds that have a single class without a class  designation  are deemed  "Class A" shares for this  purpose.  You can obtain a current  list  showing  which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except  Oppenheimer  Money Market Fund, Inc.,  Centennial
     Money Market Trust,  Centennial Tax Exempt Trust,  Centennial Government Trust,  Centennial New York Tax Exempt Trust,  Centennial
     California Tax Exempt Trust, and Centennial America Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of  Oppenheimer  Cash  Reserves are  generally  available  only by exchange  from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o        Only certain  Oppenheimer  funds  currently  offer Class Y shares.  Class Y shares of  Oppenheimer  Real Asset Fund may not be exchanged for shares of any other fund.
o        Only certain  Oppenheimer  funds  currently offer Class N shares,  which are only offered to retirement  plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other Oppenheimer funds.
o        Class M shares of  Oppenheimer  Convertible  Securities  Fund may be  exchanged  only for Class A shares of other  Oppenheimer funds.  They may not be  acquired  by  exchange of shares of any class of any other  Oppenheimer  funds  except  Class A shares of
     Oppenheimer Money Market Fund or Oppenheimer Cash Reserves acquired by exchange of Class M shares.
o        Class A shares of Senior  Floating  Rate Fund are not  available  by  exchange of Class A shares of other  Oppenheimer  funds.
     Class A shares of Senior  Floating  Rate Fund that are exchanged  for shares of the other  Oppenheimer  funds may not be exchanged back for Class A shares of Senior Floating Rate Fund.
o        Class X shares of Limited Term New York  Municipal Fund can be exchanged  only for Class B shares of other  Oppenheimer  funds and no exchanges may be made to Class X shares.
o        Shares of  Oppenheimer  Capital  Preservation  Fund may not be exchanged for shares of  Oppenheimer  Money Market Fund,  Inc.,
     Oppenheimer  Cash Reserves or  Oppenheimer  Limited-Term  Government  Fund.  Only  participants  in certain  retirement  plans may purchase shares of Oppenheimer  Capital  Preservation  Fund, and only those  participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.
o        Class A shares of Oppenheimer  Senior  Floating Rate Fund are not available by exchange of shares of Oppenheimer  Money Market
     Fund or Class A shares of Oppenheimer  Cash  Reserves.  If any Class A shares of another  Oppenheimer  fund that are exchanged for
     Class A shares of Oppenheimer  Senior Floating Rate Fund are subject to the Class A contingent  deferred sales charge of the other
     Oppenheimer fund at the time of exchange,  the holding period for that Class A contingent deferred sales charge will carry over to the Class A shares of Oppenheimer  Senior  Floating Rate Fund acquired in the exchange.  The Class A shares of Oppenheimer  Senior
     Floating  Rate Fund  acquired  in that  exchange  will be subject to the Class A Early  Withdrawal  Charge of  Oppenheimer  Senior
     Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer  Select Managers  Mercury  Advisors S&P Index Fund and Oppenheimer
     Select  Managers QM Active  Balanced Fund are only available to retirement  plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of  Oppenheimer  funds may be  exchanged  at net asset value for shares of any money market fund offered by the
Distributor.  Shares of any money  market fund  purchased  without a sales  charge may be  exchanged  for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase  shares of  Oppenheimer  funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer  Money Market Fund, Inc.  purchased with the redemption  proceeds of shares of other mutual funds (other than funds  managed by the  Manager or its  subsidiaries)  redeemed  within the 30 days  prior to that  purchase  may  subsequently  be exchanged for shares of other Oppenheimer  funds without being subject to an initial sales charge or contingent  deferred sales charge.
To qualify for that privilege,  the investor or the investor's  dealer must notify the Distributor of eligibility for this privilege at the time the shares of  Oppenheimer  Money Market Fund,  Inc. are  purchased.  If requested,  they must supply proof of  entitlement to this privilege.

         Shares of the Fund acquired by  reinvestment of dividends or  distributions  from any of the other  Oppenheimer  funds or from any unit investment trust for which  reinvestment  arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend,  suspend or terminate  the exchange  privilege at any time.  Although the Fund may impose these changes at any time,  it will provide you with notice of those changes  whenever it is required to do so by applicable  law. It may be required to provide 60 days notice  prior to  materially  amending or  terminating  the exchange  privilege.  That 60 day notice is not required in extraordinary circumstances.

         |_| How Exchanges Affect  Contingent  Deferred Sales Charges.  No contingent  deferred sales charge is imposed on exchanges of shares of any class  purchased  subject to a contingent  deferred sales charge.  However,  when Class A shares  acquired by exchange of
Class A shares of other  Oppenheimer  funds  purchased  subject to a Class A contingent  deferred  sales charge are redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the  exchanged  Class A shares,  the Class A  contingent  deferred sales charge is imposed on the redeemed shares.  The Class B contingent  deferred sales charge is imposed on Class B shares acquired by exchange if they are redeemed within 6 years of the initial purchase of the exchanged Class B shares.  The Class C contingent  deferred sales  charge is imposed on Class C shares  acquired by exchange if they are redeemed  within 12 months of the initial  purchase of the exchanged  Class C shares.  With respect to Class N shares,  if you redeem your shares within 18 months of the retirement  plan's first purchase  or the  retirement  plan  eliminates  the Fund as a plan  investment  option  within 18 months of  selecting  the Fund,  a 1%
contingent  deferred sales charge will be imposed on the plan.  With respect to Class N shares,  a 1% contingent  deferred sales charge will be imposed if the retirement plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all  Oppenheimer  funds are  terminated as an investment  option of the plan and Class N shares are redeemed  within 18 months after the plan's first  purchase of Class N shares of any  Oppenheimer  fund or with  respect  to an  individual  retirement  plan or 403(b)  plan,  Class N shares  are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B or Class C shares are  redeemed to effect an  exchange,  the  priorities  described in "How To Buy Shares" in the
Prospectus  for the  imposition  of the Class B or the Class C contingent  deferred  sales charge will be followed in  determining  the order in which the shares are exchanged.  Before exchanging shares,  shareholders  should take into account how the exchange may affect any contingent  deferred  sales charge that might be imposed in the  subsequent  redemption of remaining  shares.  Shareholders  owning shares of more than one class must specify which class of shares they intend to exchange.

         |_| Limits on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or written  exchange  requests submitted in bulk by anyone on behalf of more than one  account.  The Fund may accept  requests for  exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

         |_| Telephone  Exchange  Requests.  When exchanging  shares by telephone,  a shareholder  must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the investor must obtain a Prospectus  of that fund before the exchange  request may be  submitted.  If all  telephone  lines  are  busy  (which  might  occur,  for  example,  during  periods  of  substantial  market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |_|  Processing  Exchange  Requests.  Shares to be  exchanged  are redeemed on the regular  business  day the  Transfer  Agent receives an exchange request in proper form (the "Redemption Date").  Normally,  shares of the fund to be acquired are purchased on the
Redemption  Date,  but such  purchases  may be  delayed  by either  fund up to five  business  days if it  determines  that it would be disadvantaged  by an immediate  transfer of the redemption  proceeds.  The Fund reserves the right,  in its  discretion,  to refuse any exchange request that may disadvantage it. For example,  if the receipt of multiple  exchange  requests from a dealer might require the disposition  of  portfolio  securities  at a time or at a price  that  might be  disadvantageous  to the Fund,  the Fund may refuse the request.  When you exchange some or all of your shares from one fund to another,  any special  account feature such as an Asset Builder
Plan or Automatic  Withdrawal  Plan, will be switched to the new fund account unless you tell the Transfer Agent not to do so. However, special  redemption  and exchange  features such as Automatic  Exchange Plans and Automatic  Withdrawal  Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

         In  connection  with any  exchange  request,  the  number of shares  exchanged  may be less than the number  requested  if the exchange  or the number  requested  would  include  shares  subject to a  restriction  cited in the  Prospectus  or this  Statement  of
Additional  Information,  or would include shares covered by a share certificate that is not tendered with the request. In those cases, only the shares available for exchange without restriction will be exchanged.

         The  different  Oppenheimer  funds  available  for exchange  have  different  investment  objectives,  policies  and risks.  A shareholder  should assure that the fund selected is appropriate for his or her investment and should be aware of the tax  consequences of an exchange.  For federal  income tax  purposes,  an exchange  transaction  is treated as a  redemption  of shares of one fund and a purchase of shares of another.  "Reinvestment  Privilege," above,  discusses some of the tax consequences of reinvestment of redemption proceeds in such cases. The Fund, the Distributor,  and the Transfer Agent are unable to provide  investment,  tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the realization of any capital gains. The dividends and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the  composition  of the Fund's  portfolio,  and  expenses  borne by the Fund or borne  separately  by a class.
Dividends are  calculated in the same manner,  at the same time,  and on the same day for each class of shares.  However,  dividends on
Class B, Class C and Class N shares are  expected to be lower than  dividends  on Class A shares.  That is because of the effect of the asset-based  sales charge on Class B, Class C and Class N shares.  Those  dividends  will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

         Dividends,  distributions  and proceeds of the redemption of Fund shares  represented by checks returned to the Transfer Agent by the Postal Service as undeliverable  will be invested in shares of Oppenheimer Money Market Fund, Inc.  Reinvestment will be made as promptly as possible after the return of such checks to the Transfer  Agent,  to enable the investor to earn a return on otherwise idle funds.  Unclaimed  accounts  may be  subject  to state  escheatment  laws,  and the Fund and the  Transfer  Agent will not be liable to shareholders or their representatives for compliance with those laws in good faith.

Tax Status of the  Fund's  Dividends  and  Distributions.  The  federal  tax  treatment  of the  Fund's  dividends  and  capital  gains distributions is briefly highlighted in the Prospectus.

         Special  provisions of the Internal  Revenue Code govern the  eligibility of the Fund's  dividends for the  dividends-received deduction  for  corporate  shareholders.  Long-term  capital  gains  distributions  are not eligible for the  deduction.  The amount of dividends  paid by the Fund that may qualify for the deduction is limited to the  aggregate  amount of  qualifying  dividends  that the
Fund derives from portfolio  investments  that the Fund has held for a minimum period,  usually 46 days. A corporate  shareholder  will not be eligible for the  deduction on dividends  paid on Fund shares held for 45 days or less.  To the extent the Fund's  dividends are derived from gross income from option  premiums,  interest  income or short-term  gains from the sale of  securities or dividends  from foreign corporations, those dividends will not qualify for the deduction.

         Under the Internal  Revenue Code, by December 31 each year,  the Fund must  distribute  98% of its taxable  investment  income earned  from  January 1 through  December 31 of that year and 98% of its capital  gains  realized in the period from  November 1 of the prior year through October 31 of the current year. If it does not, the Fund must pay an excise tax on the amounts not  distributed.  It is presently  anticipated that the Fund will meet those  requirements.  However,  the Board of Trustees and the Manager might determine in a  particular  year  that it would be in the best  interests  of  shareholders  for the Fund not to make such  distributions  at the required  levels and to pay the excise  tax on the  undistributed  amounts.  That  would  reduce the amount of income or capital  gains available for distribution to shareholders.

         The Fund intends to qualify as a "regulated  investment  company"  under the Internal  Revenue Code  (although it reserves the right not to qualify).  That  qualification  enables the Fund to "pass through" its income and realized  capital gains to  shareholders without  having to pay tax on them.  This avoids a double tax on that income and capital  gains,  since  shareholders  normally will be taxed on the dividends  and capital gains they receive from the Fund (unless the Fund's shares are held in a retirement  account or the shareholder is otherwise exempt from tax). If the Fund qualifies as a "regulated  investment  company" under the Internal Revenue Code, it will not be liable for  federal  income  taxes on  amounts  paid by it as  dividends  and  distributions.  The Fund  qualified  as a regulated  investment  company in its last fiscal  year.  The  Internal  Revenue Code  contains a number of complex  tests  relating to qualification  which the Fund might not meet in any  particular  year.  If it did not so  qualify,  the Fund  would be treated  for tax purposes as an ordinary corporation and receive no tax deduction for payments made to shareholders.

         If prior  distributions made by the Fund must be  re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

Dividend  Reinvestment  in  Another  Fund.  Shareholders  of the  Fund  may  elect to  reinvest  all  dividends  and/or  capital  gains distributions in shares of the same class of any of the other Oppenheimer  funds listed above.  Reinvestment will be made without sales charge at the net asset  value per share in effect at the close of business on the payable  date of the  dividend or  distribution.  To elect this option,  the  shareholder  must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder  first must obtain a prospectus for that fund and an application  from the Distributor to establish an account.  Dividends  and/or  distributions  from shares of certain other  Oppenheimer  funds (other than  Oppenheimer Cash
Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The  Distributor.  The Fund's shares are sold through  dealers,  brokers and other financial  institutions  that have a sales agreement with  OppenheimerFunds  Distributor,  Inc.,  a subsidiary  of the Manager that acts as the Fund's  Distributor.  The  Distributor  also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer  Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent,  is a division of the Manager.  It is  responsible  for maintaining  the Fund's  shareholder  registry and  shareholder  accounting  records,  and for paying  dividends and  distributions  to shareholders.  It also handles shareholder  servicing and administrative  functions.  It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder  servicing agent for the other Oppenheimer funds.  Shareholders  should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian  Bank. The Bank of New York is the custodian bank of the Fund's assets.  The custodian  bank's  responsibilities  include safeguarding  and  controlling  the Fund's  portfolio  securities and handling the delivery of such securities to and from the Fund. It will be the practice of the Fund to deal with the custodian bank in a manner  uninfluenced  by any banking  relationship  the custodian bank may have with the Manager and its  affiliates.  The Fund's cash  balances  with the  custodian  bank in excess of $100,000 are not protected by federal deposit insurance. Those uninsured balances at times may be substantial.

Independent  Auditors.  Deloitte &Touche, LLP are the independent auditors of the Fund. They audit the Fund's financial statements and perform  other  related  audit  services.  They also act as auditors for the Manager and certain other funds advised by the Manager and its affiliates.

                                                             Appendix A

                                                          RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the  nationally-recognized  rating agencies listed below. Those ratings represent the opinion of the agency as to the credit  quality of issues that they rate.  The  summaries  below are based upon  publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
---------------------------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated "Aaa" are judged to be the best quality.  They carry the smallest  degree of investment  risk.  Interest  payments are protected by a large or by an exceptionally  stable margin and principal is secure.  While the various  protective  elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa:  Bonds  rated "Aa" are judged to be of high  quality by all  standards.  Together  with the "Aaa"  group,  they  comprise  what are generally  known as high-grade  bonds.  They are rated lower than the best bonds because  margins of protection  may not be as large as with "Aaa"  securities or fluctuation of protective  elements may be of greater  amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of "Aaa" securities.

A: Bonds rated "A" possess many favorable  investment  attributes and are to be considered as upper-medium grade  obligations.  Factors giving  security to principal  and interest are  considered  adequate but elements may be present  which  suggest a  susceptibility  to impairment some time in the future.

Baa:  Bonds rated "Baa" are  considered  medium-grade  obligations;  that is, they are neither  highly  protected  nor poorly  secured.
Interest  payments and principal  security  appear  adequate for the present but certain  protective  elements may be lacking or may be characteristically  unreliable  over any great  length  of time.  Such  bonds  lack  outstanding  investment  characteristics  and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have  speculative  elements.  Their future cannot be considered  well-assured.  Often the protection of interest and  principal  payments  may be very  moderate  and thereby not well  safeguarded  during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally  lack  characteristics  of the desirable  investment.  Assurance of interest and principal  payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing.  Such issues may be in default or there may be present  elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca"  represent  obligations  which are  speculative  in a high degree.  Such issues are often in default or have other marked shortcomings.

C: Bonds rated "C" are the lowest class of rated bonds and can be regarded as having  extremely  poor  prospects of ever  attaining any real investment standing.

Con.  (...):  Bonds  for which the  security  depends  on the  completion  of some act or the  fulfillment  of some  condition  are rated conditionally.  These bonds are secured by (a)  earnings  of  projects  under  construction,  (b)  earnings of projects  unseasoned  in operating  experience,  (c) rentals that begin when  facilities are completed,  or (d) payments to which some other limiting  condition attaches.  The parenthetical  rating denotes probable credit stature upon completion of construction or elimination of the basis of the condition.

Moody's  applies  numerical  modifiers  1, 2, and 3 in each generic  rating  classification  from "Aa" through  "Caa." The modifier "1"
indicates that the obligation ranks in the higher end of its generic rating category;  the modifier "2" indicates a mid-range  ranking;
and the modifier "3" indicates a ranking in the lower end of that generic rating  category.  Advanced  refunded issues that are secured by certain assets are identified with a # symbol.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2:  Issuer has a strong ability for repayment of senior short-term debt obligations.  Earnings trends and coverage ratios,  while sound,  may be more  subject to  variation.  Capitalization  characteristics,  while  appropriate,  may be more  affected  by  external conditions. Ample alternate liquidity is maintained.

Prime-3:  Issuer has an acceptable ability for repayment of senior short-term obligations.  The effect of industry  characteristics and market  compositions  may be more  pronounced.  Variability  in earnings and  profitability  may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
---------------------------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest rating assigned by Standard & Poor's. The obligor's  capacity to meet its financial  commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest  rated  obligations  only in small degree.  The  obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat more  susceptible  to the adverse  effects of changes in  circumstances  and economic  conditions  than obligations in higher-rated  categories.  However,  the obligor's capacity to meet its financial  commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit adequate  protection  parameters.  However,  adverse economic  conditions or changing  circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB" indicates the least degree of  speculation,  and "C" the highest.  While such  obligations  will likely have some quality and  protective  characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB:  Bonds  rated  "BB"  are less  vulnerable  to  nonpayment  than  other  speculative  issues.  However,  these  face  major  ongoing uncertainties  or  exposure to adverse  business,  financial,  or economic  conditions  which  could lead to the  obligor's  inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment than  obligations  rated "BB", but the obligor  currently has the capacity to meet its financial  commitment on the  obligation.  Adverse  business,  financial,  or economic  conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated "CCC" are currently  vulnerable to nonpayment,  and are dependent upon  favorable  business,  financial,  and economic conditions  for the  obligor to meet its  financial  commitment  on the  obligation.  In the event of adverse  business,  financial  or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated  debt or preferred stock  obligation rated "C" is currently  highly  vulnerable to nonpayment.  The "C" rating may be used to cover a  situation  where a  bankruptcy  petition  has been  filed or similar  action  has been  taken,  but  payments  on this obligation  are being  continued.  A "C" also will be assigned  to a preferred  stock  issue in arrears on  dividends  or sinking  fund payments, but that is currently paying.

D: Bonds rated "D" are in default.  Payments on the obligation  are not being made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's  believes that such  payments will be made during such grace period.  The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the  addition of a plus (+) or minus (-) sign to show  relative  standing  within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1:  Obligation is rated in the highest  category.  The  obligor's  capacity to meet its  financial  commitment  on the  obligation is strong.  Within this  category,  a plus (+) sign  designation  indicates  the obligor's  capacity to meet its  financial  obligation is extremely strong.

A-2:  Obligation  is somewhat  more  susceptible  to the adverse  effects of changes in  circumstances  and  economic  conditions  than obligations  in higher rating  categories.  However,  the  obligor's  capacity to meet its  financial  commitment on the  obligation is satisfactory.

A-3: Obligation  exhibits adequate  protection  parameters.  However,  adverse economic  conditions or changing  circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B:  Obligation  is regarded as having  significant  speculative  characteristics.  The obligor  currently  has the capacity to meet its financial  commitment on the obligation.  However, it faces major ongoing  uncertainties  which could lead to the obligor's  inadequate capacity to meet its financial commitment on the obligation.

C: Obligation is currently  vulnerable to nonpayment and is dependent upon favorable business,  financial,  and economic conditions for the obligor to meet its financial commitment on the obligation.

D:  Obligation  is in payment  default.  Payments on the  obligation  have not been made on the due date even if the  applicable  grace period has not expired,  unless Standard and Poor's  believes that such payments will be made during such grace period.  The "D" rating will also be used upon the  filing of a  bankruptcy  petition  or the  taking of a similar  action if  payments  on an  obligation  are jeopardized.

Fitch, Inc.
---------------------------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA:  Highest  Credit  Quality.  "AAA"  ratings  denote the lowest  expectation  of credit risk.  They are assigned only in the case of exceptionally  strong capacity for timely payment of financial  commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit  Quality.  "AA" ratings  denote a very low  expectation of credit risk.  They indicate a very strong  capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality.  "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial  commitments is considered strong.  This capacity may,  nevertheless,  be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit  Quality.  "BBB" ratings  indicate that there is currently a low  expectation  of credit risk. The capacity for timely payment of financial  commitments is considered  adequate,  but adverse changes in  circumstances  and in economic  conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB:  Speculative.  "BB" ratings indicate that there is a possibility of credit risk  developing,  particularly as the result of adverse economic change over time.  However,  business or financial  alternatives  may be available to allow  financial  commitments to be met.
Securities rated in this category are not investment grade.

B:  Highly  Speculative.  "B" ratings  indicate  that  significant  credit risk is  present,  but a limited  margin of safety  remains.
Financial  commitments  are currently being met.  However,  capacity for continued  payment is contingent  upon a sustained,  favorable business and economic environment.

CCC, CC C: High  Default  Risk.  Default is a real  possibility.  Capacity for meeting  financial  commitments  is solely  reliant upon sustained,  favorable  business or economic  developments.  A "CC" rating  indicates  that default of some kind appears  probable.  "C"
ratings signal imminent default.

DDD, DD, and D:  Default.  The ratings of  obligations  in this category are based on their  prospects  for  achieving  partial or full recovery in a  reorganization  or  liquidation of the obligor.  While expected  recovery  values are highly  speculative  and cannot be estimated with any precision,  the following serve as general  guidelines.  "DDD"  obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.  "DD" indicates potential  recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

Entities rated in this category have  defaulted on some or all of their  obligations.  Entities  rated "DDD" have the highest  prospect for resumption of performance or continued operation with or without a formal reorganization  process.  Entities rated "DD" and "D" are generally undergoing a formal  reorganization or liquidation process;  those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating  symbol to denote  relative  status within the major rating  categories.  Plus and minus signs are not added to the "AAA"  category or to  categories  below  "CCC," nor to  short-term  ratings  other than "F1" (see below).

International Short-Term Credit Ratings

F1:  Highest  credit  quality.  Strongest  capacity for timely  payment of financial  commitments.  May have an added "+" to denote any exceptionally strong credit feature.

F2: Good credit  quality.  A  satisfactory  capacity for timely  payment of financial  commitments,  but the margin of safety is not as great as in the case of higher ratings.

F3: Fair credit quality.  Capacity for timely payment of financial  commitments is adequate.  However,  near-term adverse changes could result in a reduction to non-investment grade.

B:  Speculative.  Minimal capacity for timely payment of financial  commitments,  plus  vulnerability  to near-term  adverse changes in financial and economic conditions.

C:  High  default  risk.  Default  is a real  possibility.  Capacity  for  meeting  financial  commitments  is  solely  reliant  upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

                                                             Appendix B

                                                       Industry Classifications

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads &Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                                             Appendix C

                                    OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares1 of the  Oppenheimer  funds  or  the  contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2  That is because of the  economies  of sales efforts realized by OppenheimerFunds  Distributor,  Inc.,  (referred to in this document as the "Distributor"),  or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds.  For example,  waivers  relating to Retirement  Plans do not apply to Oppenheimer  municipal funds, because  shares of those funds are not  available  for  purchase  by or on behalf of  retirement  plans.  Other  waivers  apply only to shareholders of certain funds.

For the  purposes of some of the  waivers  described  below and in the  Prospectus  and  Statement  of  Additional  Information  of the
applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans3
(4)      Group Retirement Plans4
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The  interpretation of these provisions as to the applicability of a special  arrangement or waiver in a particular case is in the sole discretion  of the  Distributor  or the  transfer  agent  (referred  to in this  document as the  "Transfer  Agent") of the  particular
Oppenheimer  fund.  These  waivers  and  special  arrangements  may be amended or  terminated  at any time by a  particular  fund,  the
Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.

I.       Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases  of Class A Shares of  Oppenheimer  Funds  That Are Not  Subject to  Initial  Sales  Charge but May Be Subject to the Class A
Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial  sales charge on purchases of Class A shares of any of the  Oppenheimer  funds in the cases listed  below.
However,  these  purchases may be subject to the Class A contingent  deferred  sales charge if redeemed  within 18 months of the end of the calendar month of their purchase,  as described in the Prospectus (unless a waiver described  elsewhere in this Appendix applies to the  redemption).  Additionally,  on shares  purchased  under these waivers that are subject to the Class A contingent  deferred  sales charge,  the  Distributor  will pay the  applicable  concession  described in the Prospectus  under "Class A Contingent  Deferred Sales
Charge."5 This waiver provision applies to:
-        Purchases of Class A shares aggregating $1 million or more.
-        Purchases of Class A shares by a  Retirement  Plan that was  permitted to purchase  such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.
-        Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker,  dealer, bank or registered  investment adviser that has made special  arrangements with the Distributor for those purchases, or
(2)      by a direct rollover of a distribution  from a qualified  Retirement Plan if the  administrator  of that Plan has made special arrangements with the Distributor for those purchases.
      -  Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
(1)      The record keeping is performed by Merrill Lynch Pierce Fenner & Smith,  Inc.  ("Merrill  Lynch") on a daily  valuation  basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping  service agreement with Merrill Lynch, the
              Plan must have $3 million or more of its assets  invested  in (a) mutual  funds,  other than those  advised or managed by
              Merrill Lynch Investment  Management,  L.P.  ("MLIM"),  that are made available under a Service Agreement between Merrill
              Lynch and the mutual fund's  principal  underwriter or  distributor,  and (b) funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable Investments").
(2)      The record  keeping for the  Retirement  Plan is performed on a daily  valuation  basis by a record keeper whose  services are provided under a contract or  arrangement  between the  Retirement  Plan and Merrill Lynch.  On the date the plan sponsor signs the record  keeping  service  agreement  with  Merrill  Lynch,  the Plan must have $3 million or more of its assets
              (excluding assets invested in money market funds) invested in Applicable Investments.
(3)      The record  keeping for a Retirement  Plan is handled  under a service  agreement  with Merrill Lynch and on the date the plan sponsor  signs that  agreement,  the Plan has 500 or more  eligible  employees  (as  determined  by the Merrill Lynch plan conversion manager).
      -       Purchases by a Retirement Plan whose record keeper had a  cost-allocation  agreement with the Transfer Agent on or before
              March 1, 2001.

II.      Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares  purchased by the following  investors are not subject to any Class A sales charges (and no concessions  are paid by the
Distributor on such purchases):
-        The Manager or its affiliates.
-

         Present or former officers,  directors,  trustees and employees (and their "immediate  families") of the Fund, the Manager and its affiliates,  and retirement  plans  established by them for their  employees.  The term "immediate  family" refers to
              one's  spouse,  children,  grandchildren,   grandparents,  parents,  parents-in-law,  brothers  and  sisters,  sons-  and daughters-in-law,  a sibling's spouse, a spouse's siblings,  aunts, uncles, nieces and nephews;  relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
-        Registered management  investment companies,  or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales  agreement with the  Distributor,  if they purchase  shares for their own accounts or for retirement plans for their employees.
-        Employees and registered  representatives (and their spouses) of dealers or brokers described above or financial  institutions that have  entered  into  sales  arrangements  with such  dealers or brokers  (and  which are  identified  as such to the
              Distributor)  or with the  Distributor.  The purchaser  must certify to the  Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
-        Dealers,  brokers,  banks or registered investment advisors that have entered into an agreement with the Distributor providing specifically for the use of shares of the Fund in particular  investment products made available to their clients.  Those clients may be charged a  transaction  fee by their  dealer,  broker,  bank or advisor  for the  purchase or sale of Fund shares.
-        Investment  advisors and financial  planners who have entered into an agreement for this purpose with the  Distributor and who charge an advisory,  consulting or other fee for their  services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi  trusts"  that buy  shares  for  their  own  accounts,  if the  purchases  are made  through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        Clients of  investment  advisors or  financial  planners  (that have  entered  into an  agreement  for this  purpose  with the
              Distributor)  who buy shares for their own  accounts  may also  purchase  shares  without  sales charge but only if their accounts are linked to a master account of their investment  advisor or financial planner on the books and records of the broker,  agent or financial  intermediary  with which the Distributor has made such special  arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
-        Directors,  trustees,  officers or full-time  employees of OpCap  Advisors or its  affiliates,  their  relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
-        Accounts for which Oppenheimer  Capital (or its successor) is the investment  advisor (the Distributor must be advised of this arrangement)  and persons who are  directors  or trustees of the company or trust which is the  beneficial  owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers,  brokers,  banks, or registered  investment advisers that have entered into an agreement with the Distributor to sell shares to defined  contribution  employee  retirement plans for which the dealer,  broker or investment  adviser provides administration services.
-        Retirement  Plans and  deferred  compensation  plans and trusts  used to fund  those  plans  (including,  for  example,  plans qualified or created under sections  401(a),  401(k),  403(b) or 457 of the Internal Revenue Code), in each case if those purchases are made through a broker,  agent or other financial  intermediary that has made special  arrangements with the
              Distributor for those purchases.
-        A TRAC-2000  401(k) plan  (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for  Value  Fund  were  exchanged  for  Class A shares  of that  Fund due to the  termination  of the Class B and Class C
              TRAC-2000 program on November 24, 1995.
-        A qualified  Retirement  Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former
              Quest for Value Funds at net asset value,  with such shares to be held through  DCXchange,  a sub-transfer  agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.  Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following  transactions  are not subject to sales charges (and no concessions are paid by the
Distributor on such purchases):
     -   Shares issued in plans of  reorganization,  such as mergers,  asset  acquisitions and exchange offers,  to which the Fund is a party.
-        Shares purchased by the reinvestment of dividends or other  distributions  reinvested from the Fund or other Oppenheimer funds
              (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment  arrangements have been made with the Distributor.
-        Shares  purchased  through a  broker-dealer  that has  entered  into a special  agreement  with the  Distributor  to allow the broker's  customers to purchase  and pay for shares of  Oppenheimer  funds using the  proceeds of shares  redeemed in the prior 30 days from a mutual  fund  (other  than a fund  managed by the  Manager or any of its  subsidiaries)  on which an initial  sales  charge or  contingent  deferred  sales charge was paid.  This waiver also applies to shares  purchased by exchange of shares of Oppenheimer  Money Market Fund,  Inc. that were purchased and paid for in this manner.  This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor  may require  evidence of qualification for this waiver.
-        Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid Trust Series.
-        Shares  purchased by the  reinvestment  of loan  repayments by a participant in a Retirement  Plan for which the Manager or an affiliate acts as sponsor.

C.  Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent  deferred  sales  charge is also waived if shares that would  otherwise  be subject to the  contingent  deferred sales charge are redeemed in the following cases:
     -   To make  Automatic  Withdrawal  Plan  payments  that are limited  annually to no more than 12% of the account  value  adjusted annually.
-        Involuntary  redemptions  of  shares by  operation  of law or  involuntary  redemptions  of small  accounts  (please  refer to
              "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For  distributions  from  Retirement  Plans,  deferred  compensation  plans or other  employee  benefit  plans  for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal  Revenue Code) of the participant or  beneficiary.  The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.6
(5)      Under a Qualified  Domestic  Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.7
(10)     Participant-directed  redemptions  to  purchase  shares of a mutual  fund  (other  than a fund  managed  by the  Manager  or a subsidiary of the Manager) if the plan has made special arrangements with the Distributor.
(11)     Plan   termination   or   "in-service   distributions,"   if  the   redemption   proceeds  are  rolled  over  directly  to  an
                OppenheimerFunds-sponsored IRA.
     -    For  distributions  from 401(k)  plans  sponsored by  broker-dealers  that have  entered  into a special  agreement  with the
          Distributor allowing this waiver.

III.   Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B,  Class C and Class N  contingent  deferred  sales  charges  will not be applied to shares  purchased  in certain  types of transactions or redeemed in certain circumstances described below.

A.  Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
-        Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable Prospectus.
-        Redemptions  from accounts other than Retirement  Plans  following the death or disability of the last surviving  shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary.  The death or disability must have occurred after the account was  established,  and for disability you must provide  evidence of a determination of disability by the Social Security Administration.
-        Distributions  from accounts for which the  broker-dealer of record has entered into a special  agreement with the Distributor allowing this waiver.
-        Redemptions  of Class B shares held by Retirement  Plans whose records are  maintained on a daily  valuation  basis by Merrill
              Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions of Class C shares of Oppenheimer  U.S.  Government Trust from accounts of clients of financial  institutions  that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions  requested  in  writing  by a  Retirement  Plan  sponsor  of Class C shares of an  Oppenheimer  fund in amounts of
              $500,000 or more and made more than 12 months  after the  Retirement  Plan's  first  purchase  of Class C shares,  if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.
-        Distributions8 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal  Revenue Code) of the participant or  beneficiary.  The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.9
(5)      To make  distributions  required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.10
(9)      On account of the participant's separation from service.11
(10)     Participant-directed  redemptions  to  purchase  shares of a mutual  fund  (other  than a fund  managed  by the  Manager  or a subsidiary  of the  Manager)  offered  as an  investment  option  in a  Retirement  Plan if the  plan  has  made  special arrangements with the Distributor.
(11)     Distributions  made on account of a plan  termination or  "in-service"  distributions,  if the redemption  proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
(12)     For distributions from a participant's  account under an Automatic  Withdrawal Plan after the participant  reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         (13)   Redemptions of Class B shares under an Automatic  Withdrawal  Plan for an account other than a Retirement  Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         (14)   For distributions from 401(k) plans sponsored by broker-dealers  that have entered into a special  arrangement with the
                Distributor allowing this waiver.
         -      Redemptions  of Class B shares or Class C shares  under an  Automatic  Withdrawal  Plan from an  account  other  than a
                Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.  Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B, Class C and Class N shares sold or issued in the following cases:
-        Shares sold to the Manager or its affiliates.
-        Shares sold to registered  management  investment  companies or separate  accounts of insurance  companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares sold to present or former officers,  directors,  trustees or employees (and their "immediate families" as defined above in Section  I.A.) of the Fund,  the  Manager  and its  affiliates  and  retirement  plans  established  by them for their employees.

IV.      Special Sales Charge  Arrangements for  Shareholders of Certain  Oppenheimer  Funds Who Were  Shareholders of Former Quest for
         Value Funds

The  initial  and  contingent  deferred  sales  charge  rates and  waivers  for Class A,  Class B and Class C shares  described  in the
Prospectus or Statement of Additional  Information of the  Oppenheimer  funds are modified as described  below for certain  persons who were  shareholders  of the former Quest for Value Funds.  To be eligible,  those  persons must have been  shareholders  on November 24,
1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:

    Oppenheimer Quest Value Fund, Inc.                     Oppenheimer Small Cap Value Fund
    Oppenheimer Quest Balanced Value Fund                  Oppenheimer Quest Global Value Fund, Inc.
    Oppenheimer Quest Opportunity Value Fund

         These  arrangements  also apply to  shareholders  of the  following  funds when they merged  (were  reorganized)  into various
Oppenheimer funds on November 24, 1995:

  Quest for Value U.S. Government Income Fund               Quest for Value New York Tax-Exempt Fund
  Quest for Value Investment Quality Income Fund            Quest for Value National Tax-Exempt Fund
  Quest for Value Global Income Fund                        Quest for Value California Tax-Exempt Fund

         All of the funds  listed  above are  referred  to in this  Appendix  as the  "Former  Quest for Value  Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an Oppenheimer fund that are either:
      -   acquired by such  shareholder  pursuant to an exchange of shares of an Oppenheimer  fund that was one of the Former Quest for
          Value Funds, or
      -   purchased by such  shareholder by exchange of shares of another  Oppenheimer  fund that were acquired  pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November 24, 1995.

A.  Reductions or Waivers of Class A Sales Charges.

         - -  Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and  Associations.  The following  table sets forth the initial sales charge rates for Class A shares  purchased by members  of  "Associations"  formed for any  purpose  other  than the  purchase  of  securities.  The rates in the table  apply if that
Association  purchased  shares of any of the Former  Quest for Value  Funds or  received a proposal  to  purchase  such shares from OCC
Distributors prior to November 24, 1995.

------------------------------ ---------------------------- ---------------------------- ----------------------------
Number of                             Initial Sales            Initial Sales Charge              Concession
Eligible Employees                    Charge as a %                as a % of Net                   as % of
or Members                          of Offering Price             Amount Invested              Offering Price
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                                2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At  least  10  but  not  more             2.00%                        2.04%                        1.60%
than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For purchases by Associations  having 50 or more eligible employees or members,  there is no initial sales charge on purchases of Class A shares,  but those shares are subject to the Class A contingent  deferred sales charge  described in the  applicable  fund's
Prospectus.

         Purchases made under this  arrangement  qualify for the lower of either the sales charge rate in the table based on the number of members of an  Association,  or the sales  charge rate that applies  under the Right of  Accumulation  described  in the  applicable fund's  Prospectus and Statement of Additional  Information.  Individuals  who qualify under this  arrangement for reduced sales charge rates as members of  Associations  also may purchase  shares for their  individual or custodial  accounts at these reduced sales charge rates, upon request to the Distributor.

         - -  Waiver of Class A Sales Charges for Certain  Shareholders.  Class A shares  purchased by the following  investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders who were  shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
              -   Shareholders  who  acquired  shares of any  Former  Quest for Value  Fund by merger of any of the  portfolios  of the
                  Unified Funds.
         - -  Waiver of Class A  Contingent  Deferred  Sales Charge in Certain  Transactions.  The Class A  contingent  deferred  sales charge will not apply to redemptions of Class A shares purchased by the following  investors who were  shareholders of any Former Quest for Value Fund:

         Investors  who purchased  Class A shares from a dealer that is or was not permitted to receive a sales load or redemption  fee imposed on a shareholder  with whom that dealer has a fiduciary  relationship,  under the Employee  Retirement  Income  Security Act of
1974 and regulations adopted under that law.
B.  Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         - -  Waivers for  Redemptions of Shares  Purchased  Prior to March 6, 1995. In the following  cases,  the contingent  deferred sales charge will be waived for  redemptions  of Class A, Class B or Class C shares of an  Oppenheimer  fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an  Oppenheimer  fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
                  -        withdrawals  under an automatic  withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
                  -        liquidation  of a  shareholder's  account if the  aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         - -  Waivers for  Redemptions  of Shares  Purchased on or After March 6, 1995 but Prior to November 24, 1995. In the following cases,  the  contingent  deferred  sales charge will be waived for  redemptions of Class A, Class B or Class C shares of an Oppenheimer fund.  The  shares  must have been  acquired  by the  merger of a Former  Quest  for Value  Fund into the fund or by  exchange  from an
Oppenheimer  fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged.  Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:
-        redemptions  following the death or disability of the  shareholder(s)  (as evidenced by a determination of total disability by the U.S. Social Security Administration);
-        withdrawals  under an automatic  withdrawal plan (but only for Class B or Class C shares) where the annual  withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
              -   liquidation  of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A  shareholder's  account will be credited with the amount of any  contingent  deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the  Oppenheimer  fund  described  in this  section if the  proceeds are invested in the same
Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

V.   Special Sales Charge  Arrangements  for  Shareholders of Certain  Oppenheimer  Funds Who Were  Shareholders of Connecticut  Mutual
Investment Accounts, Inc.

The  initial and  contingent  deferred  sale  charge  rates and  waivers  for Class A and Class B shares  described  in the  respective
Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund  shareholders  who were  shareholders of the following funds (referred to as the "Former
Connecticut  Mutual Funds") on March 1, 1996,  when  OppenheimerFunds,  Inc.  became the investment  adviser to the Former  Connecticut
Mutual Funds:

Connecticut Mutual Liquid Account                             Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account              CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account                             CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account                             CMIA Diversified Income Account

A.  Prior Class A CDSC and Class A Sales Charge Waivers.

         -    Class A Contingent  Deferred Sales Charge.  Certain  shareholders of a Fund and the other Former Connecticut Mutual Funds are entitled to continue to make  additional  purchases of Class A shares at net asset value  without a Class A initial  sales  charge, but subject to the Class A  contingent  deferred  sales  charge that was in effect  prior to March 18, 1996 (the "prior Class A CDSC").
Under the prior Class A CDSC,  if any of those shares are redeemed  within one year of purchase,  they will be assessed a 1% contingent deferred  sales charge on an amount equal to the current market value or the original  purchase price of the shares sold,  whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
(1)      persons whose  purchases of Class A shares of a Fund and other Former  Connecticut  Mutual Funds were $500,000  prior to March
                18, 1996, as a result of direct purchases or purchases  pursuant to the Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
(2)      persons  whose  intended  purchases  under a Statement  of Intention  entered  into prior to March 18,  1996,  with the former general  distributor  of the Former  Connecticut  Mutual  Funds to  purchase  shares  valued at $500,000 or more over a
                13-month  period  entitled  those  persons to purchase  shares at net asset value  without being subject to the Class A initial sales charge.

         Any of the Class A shares of a Fund and the other  Former  Connecticut  Mutual  Funds that were  purchased  at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional  shares are purchased by those  shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

         -    Class A Sales Charge Waivers.  Additional Class A shares of a Fund may be purchased  without a sales charge,  by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:
(1)      any purchaser,  provided the total initial  amount  invested in the Fund or any one or more of the Former  Connecticut  Mutual
                Funds totaled $500,000 or more, including  investments made pursuant to the Combined Purchases,  Statement of Intention and Rights of Accumulation  features available at the time of the initial purchase and such investment is still held in one or more of the Former Connecticut Mutual Funds or a Fund into which such Fund merged;
(2)      any  participant in a qualified  plan,  provided that the total initial amount  invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
(3)      Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
(4)      employee benefit plans sponsored by Connecticut  Mutual Financial  Services,  L.L.C.  ("CMFS"),  the prior  distributor of the
                Former Connecticut Mutual Funds, and its affiliated companies;
(5)      one or more members of a group of at least 1,000  persons (and persons who are retirees  from such group)  engaged in a common business,  profession,  civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
(6)      an institution acting as a fiduciary on behalf of an individual or individuals,  if such institution was directly  compensated by the  individual(s)  for  recommending  the  purchase  of the  shares  of the  Fund or any one or more of the  Former
                Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases  of Class A shares made  pursuant to (1) and (2) above may be subject to the Class A CDSC of the Former  Connecticut
Mutual Funds described above.

         Additionally,  Class A shares of a Fund may be purchased  without a sales charge by any holder of a variable  annuity contract issued in New York State by  Connecticut  Mutual Life  Insurance  Company  through the Panorama  Separate  Account  which is beyond the applicable  surrender  charge  period and which was used to fund a  qualified  plan,  if that holder  exchanges  the  variable  annuity contract proceeds to buy Class A shares of the Fund.

B.  Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the  Prospectus  and in this  Appendix,  above,  the  contingent  deferred sales charge will be waived for  redemptions  of Class A and Class B shares of a Fund and  exchanges  of Class A or Class B shares of a Fund into Class A or
Class B shares  of a Former  Connecticut  Mutual  Fund  provided  that the  Class A or  Class B shares  of the Fund to be  redeemed  or exchanged  were (i)  acquired  prior to March 18, 1996 or (ii) were  acquired by exchange  from an  Oppenheimer  fund that was a Former
Connecticut  Mutual Fund.  Additionally,  the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18,
1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement  distributions  (or loans) to participants  or  beneficiaries  from  retirement  plans qualified under Sections
                401(a) or  403(b)(7)of  the Code, or from IRAs,  deferred  compensation  plans created under Section 457 of the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such retirement or employee benefit plans;
(5)      in whole or in part,  in  connection  with shares sold to any state,  county,  or city,  or any  instrumentality,  department, authority,  or  agency  thereof,  that is  prohibited  by  applicable  investment  laws from  paying a sales  charge or concession in connection with the purchase of shares of any registered investment management company;
(6)      in connection with the redemption of shares of the Fund due to a combination  with another  investment  company by virtue of a merger, acquisition or similar reorganization transaction;
(7)      in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
(8)      in connection with automatic  redemptions of Class A shares and Class B shares in certain  retirement  plan accounts  pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
(9)      as  involuntary  redemptions  of  shares  by  operation  of law,  or under  procedures  set forth in the  Fund's  Articles  of
                Incorporation, or as adopted by the Board of Directors of the Fund.

VI.      Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.

Shareholders of Oppenheimer Municipal Bond Fund,  Oppenheimer U.S. Government Trust,  Oppenheimer Strategic Income Fund and Oppenheimer
Capital  Income  Fund who  acquired  (and still  hold)  shares of those  funds as a result of the  reorganization  of series of Advance
America Funds,  Inc. into those  Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30,
1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.

VII.  Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund

Oppenheimer  Convertible  Securities  Fund  (referred  to as the "Fund" in this  section)  may sell  Class M shares at net asset  value without any initial  sales charge to the classes of investors  listed  below who,  prior to March 11, 1996,  owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
-        the Manager and its affiliates,
-        present or former  officers,  directors,  trustees  and  employees  (and their  "immediate  families" as defined in the Fund's
          Statement of Additional  Information) of the Fund, the Manager and its affiliates,  and retirement plans  established by them or the prior investment advisor of the Fund for their employees,
-        registered  management  investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
-        dealers or brokers that have a sales  agreement with the  Distributor,  if they purchase  shares for their own accounts or for retirement plans for their employees,
-        employees and  registered  representatives  (and their  spouses) of dealers or brokers  described in the preceding  section or financial  institutions  that have entered into sales  arrangements with those dealers or brokers (and whose identity is made known to the  Distributor)  or with the  Distributor,  but only if the purchaser  certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
-        dealers,  brokers,  or registered  investment  advisors that had entered into an agreement  with the  Distributor or the prior distributor  of the Fund  specifically  providing for the use of Class M shares of the Fund in specific  investment  products made available to their clients, and
       -  dealers,  brokers or  registered  investment  advisors  that had entered  into an  agreement  with the  Distributor  or prior distributor  of the Fund's  shares to sell shares to defined  contribution  employee  retirement  plans for which the dealer, broker, or investment advisor provides administrative services.

Oppenheimer Capital Income Fund

Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Adviser
         OppenheimerFunds, Inc.
         6803 South Tucson Way
         Englewood, Colorado 80112

Distributor
         OppenheimerFunds Distributor, Inc.
         6803 South Tucson Way
         Englewood, Colorado 80112

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217-5270
         1-800-525-7048

Custodian Bank
         The Bank of New York
         One Wall Street
         New York, New York 10015

Independent Auditors
         Deloitte & Touche LLP
         555 Seventeenth Street, Suite 3600
         Denver, Colorado 80202-3942

Legal Counsel
         Myer, Swanson, Adams & Wolf, P.C.
         1600 Broadway
         Denver, Colorado 80202

1234

PX0300SAI.1201

--------
1 Messrs. Bowen, Cameron and Marshall are not Directors of Panorama Series Fund, Inc. Messrs.  Armstrong,  Bowen,  Cameron,  Fossel and
Marshall are not Managing  General  Partners of Centennial  America Fund, L.P. Mr. Murphy is not a Trustees or Managing General Partner
of any of the Centennial funds.
2 In  accordance  with Rule 12b-1 of the  Investment  Company Act, the term  "Independent  Trustees"  in this  Statement of  Additional
Information  refers  to those  Trustees  who are not  "interested  persons"  of the Fund and who do not  have any  direct  or  indirect financial interest in the operation of the distribution plan or any agreement under the plan.
1 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
2 In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to "redemptions" mean "repurchases" of shares.
3 An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal Revenue Code, under which Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers. These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
4 The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the Distributor and all members of the group participating in
(or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and
403(b) plans other than plans for public school employees. The term "Group Retirement Plan" also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor.
5 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class C shares of one or more
Oppenheimer funds held by the Plan for more than one year.
6 This provision does not apply to IRAs.
7 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
8 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
9 This provision does not apply to IRAs.
10 This provision does not apply to loans from 403(b)(7) custodial plans.
11 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.